Exhibit 99.2

Maguire Properties, Inc.
Supplemental Operating and Financial Data
Second Quarter 2009

This supplemental package contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  We caution investors that any forward-looking statements presented herein are based on management’s beliefs and assumptions made by, and information currently available to management.  Such statements are subject to risks, uncertainties and assumptions and may be affected by known and unknown risks, trends, uncertainties and factors that are beyond our control.  Should one or more of these risks or uncertainties materialize or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated or projected.  These factors include, without limitation: general risks affecting the real estate industry (including, without limitation, the inability to enter into or renew leases at favorable rates, dependence on tenants’ financial condition, and competition from other developers, owners and operators of real estate); risks associated with the availability and terms of financing and the use of debt to fund acquisitions and developments; risks associated with our ability to dispose of properties, if and when we decide to do so, at prices or terms set by or acceptable to us; risks associated with the potential failure to effectively manage our growth and expansion into new markets, to identify properties to acquire, to complete acquisitions or to integrate acquisitions successfully; risks and uncertainties affecting property development and construction; risks associated with downturns in the national and local economies, increases in interest rates, volatility in the securities markets, and contraction in the credit markets affecting our ability to refinance existing loans as they come due; risks associated with joint ventures; potential liability for uninsured losses and environmental contamination; risks associated with our potential failure to qualify as a REIT under the Internal Revenue Code of 1986, as amended, and possible adverse changes in tax and environmental laws; and risks associated with our dependence on key personnel whose continued service is not guaranteed.

Maguire Properties, Inc.
Supplemental Operating and Financial Data
Second Quarter 2009

Corporate Data

Maguire Properties, Inc.
Supplemental Operating and Financial Data
Second Quarter 2009

 Quarterly Highlights

Maguire Properties, Inc. (the “Company”), a self-administered and self-managed real estate investment trust, is the largest owner and operator of Class A office properties in the Los Angeles central business district and is primarily focused on owning and operating high-quality office properties in the Southern California market.  We are a full-service real estate company with substantial in-house expertise and resources in property management, marketing, leasing, acquisitions, development and financing.

As of June 30, 2009, our office portfolio was comprised of whole or partial interests in 33 properties totaling approximately 19 million net rentable square feet, one 350-room hotel with 266,000 square feet, and on- and off-site structured parking plus surface parking totaling approximately 12 million square feet, which accommodates almost 41,000 vehicles.  We have one project under development that totals approximately 189,000 square feet of office space.  We also own undeveloped land that we believe can support up to approximately 8 million square feet of office, hotel, retail and residential development and approximately 8 million square feet of structured parking.

This Supplemental Operating and Financial Data package should be read in conjunction with our consolidated financial statements for the year ended December 31, 2008 in our Annual Report on Form 10-K/A filed with the Securities and Exchange Commission (SEC) on April 30, 2009 and our consolidated financial statements for the six months ended June 30, 2009 in our Quarterly Report on Form 10-Q filed with the SEC on August 10, 2009.  For more information on Maguire Properties, visit our website at www.maguireproperties.com.

Debt:

During the second quarter, we extended the maturity date of our Lantana Media Campus construction loan to September 30, 2009.  We have the option to extend the maturity date of this loan to June 13, 2010, subject to certain conditions.

During June 2009, we reached an agreement with our counterparty to terminate a forward-starting interest rate swap on the Lantana construction loan for $11.3 million.

Subsequent to quarter end, we entered into loan modifications to amend the financial covenants of our Plaza Las Fuentes mortgage and Lantana Media Campus construction loan effective as of June 30, 2009.  We made certain principal paydowns and agreed to other changes to the loan agreements, as described in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2009.

As of June 30, 2009, approximately 89% of our outstanding debt is fixed (or swapped to a fixed rate) at a weighted average interest rate of approximately 5.7% with a weighted average remaining term of approximately six years.

Asset Disposition Program:

During the three months ended June 30, 2009, we conducted an evaluation of our portfolio, with a focus on our financial position and core assets.  As a result of this evaluation, our board of directors has approved management’s plan to cease funding cash shortfalls at (and ultimately dispose of) the following non-core assets: (1) Stadium Towers Plaza in Central Orange County, California, (2) Park Place I in Irvine, California, (3) Park Place II in Irvine, California, (4) 2600 Michelson in Irvine, California, (5) Pacific Arts Plaza in Costa Mesa, California, (6) 550 South Hope in Los Angeles, California and (7) 500 Orange Tower in Central Orange County, California.  We have been in contact with the lenders or master servicers (with respect to CMBS and/or securitized loans) and expect to be in contact with the special servicers (where applicable) in the near future to work cooperatively to achieve a favorable result for all parties.  We have apprised these lenders or master servicers that our special purpose property-owning subsidiaries that are parties to the loans encumbering the above properties may no longer continue to fund cash shortfalls and may stop making monthly debt service payments under such loans.  In addition, two of our special purpose property-owning subsidiaries that own two of the above properties are currently in default for their failure to make debt service payments on the non-recourse mortgage loans associated with such properties.  On August 1, 2009, our special purpose property-owning subsidiary that owns the Park Place I property did not make the debt service payment due under its loan.  On August 6, 2009, our special purpose property-owning subsidiary that owns the 550 South Hope property did not make the debt service payment due under its loan.

Maguire Properties, Inc.
Supplemental Operating and Financial Data
Second Quarter 2009

 Quarterly Highlights (continued)

Asset Disposition Program (continued):

On June 2, 2009, we announced we had completed the disposition of City Parkway located in Orange, California.  We received no proceeds in connection with the disposition.  We have no further obligations with respect to the property-level debt and have eliminated a master lease obligation on the property.

On June 15, 2009, we announced we had completed the disposition of 3161 Michelson located at the Park Place campus in Irvine, California.  The transaction was valued at $160.0 million, prior to $6.6 million in credits provided to the buyer.  We received proceeds from the transaction of approximately $152 million, net of transaction costs.  The net proceeds from this transaction, combined with approximately $6.5 million of unrestricted cash and approximately $5.0 million of restricted cash for leasing and debt service released to us by the lender, were used to repay the $163.5 million outstanding balance under the construction loan on the property.  We have no further obligations with respect to the construction loan as well as the New Century master lease and parking master lease.  Additionally, our Operating Partnership has no further obligation to guarantee the repayment of the construction loan.

On August 6, 2009, we entered into a deed in lieu of foreclosure with the lender to dispose of Park Place I.  Additionally, we have entered into an agreement to sell certain parking areas with related development rights under which we have received an non-refundable deposit.

Impairment:

During the three months ended June 30, 2009, we recorded a non-cash impairment charge totaling $384.7 million, of which $344.6 million has been recorded in continuing operations and $40.1 million in discontinued operations.

Of the $344.6 million impairment charge recorded in continuing operations, $336.4 million was the result of an analysis as of June 30, 2009 of our properties that showed indications of potential impairment.  Based on this analysis, we recorded an impairment charge to reduce the seven non-core assets identified for disposition: Stadium Towers Plaza, Park Place I, Park Place II, 2600 Michelson, Pacific Arts Plaza, 550 South Hope, 500 Orange Tower and any adjacent parking areas and development sites to the lower of carrying value or fair value.  We estimated fair value using recent comparable market transactions and unsolicited offers received from third parties.  The remaining $8.2 million represents the writeoff of assets related to our investment in DH Von Karman Maguire, LLC.

The $40.1 million charge recorded in discontinued operations is in connection with the disposition of City Parkway pursuant to a cooperative agreement reached with an unsolicited buyer during the second quarter of 2009 for the assumption of the debt encumbering the property, which approximated fair value.

Leasing Activities:

During the second quarter, new leases and renewals were executed for approximately 0.5 million square feet (including our pro rata share of our joint venture properties).  Cash rent on new leases completed during the quarter decreased 9% in our Effective Portfolio, compared to cash rents on those spaces immediately prior to their expiration, and GAAP rent increased 4% compared to prior GAAP rents.  Leases totaling approximately 0.6 million square feet expired during the second quarter (including our pro rata share of our joint venture properties).

Development Activities:

Construction activities are 100% complete at 207 Goode as of the end of second quarter of 2009, and we expect to receive a certificate of occupancy in the third quarter of 2009.  207 Goode is an eight-story, 189,000 square foot office building located in Glendale, California.

Maguire Properties, Inc.
Supplemental Operating and Financial Data
Second Quarter 2009

 Investor Information

355 South Grand Avenue, Suite 3300
Los Angeles, CA 90071
Tel. (213) 626-3300
Fax (213) 687-4758

Senior Management

Nelson C. Rising	President and Chief Executive Officer	Jonathan L. Abrams	Senior Vice President, General Counsel and Secretary
Mark T. Lammas	Executive Vice President, Investments	Ted J. Bischak	Senior Vice President, Asset Management
Shant Koumriqian	Executive Vice President, Chief Financial Officer	Robert P. Goodwin	Senior Vice President, Construction and Development
Peggy M. Moretti	Senior Vice President, Investor and Public Relations	Peter K. Johnston	Senior Vice President, Leasing
	& Chief Administrative Officer	Christopher C. Rising	Senior Vice President, Strategic Initiatives

Corporate

Investor Relations Contact: Peggy M. Moretti at (213) 613-4558
Please visit our corporate website at: www.maguireproperties.com

Transfer Agent	Timing
American Stock Transfer & Trust Company 59 Maiden Lane New York, NY 10038 (718) 921-8201 www.amstock.com	Quarterly results for 2009 will be announced according to the following schedule:
	Third Quarter	November 2009
	Fourth Quarter	March 2010

Maguire Properties, Inc.
Supplemental Operating and Financial Data
Second Quarter 2009

 Investor Information (continued)

Equity Research Coverage

Citigroup Global Markets Inc.	Michael Bilerman	(212) 816-1383
Credit Suisse	Steven Benyik	(212) 538-0239
Deutsche Bank Securities, Inc.	Vincent Chao	(212) 250-6799
Friedman, Billings, Ramsey & Co., Inc.	Wilkes J. Graham	(703) 312-9737
Goldman Sachs & Co.	Jay Haberman	(917) 343-4260
Green Street Advisors	Michael Knott	(949) 640-8780
KeyBanc Capital Markets	Jordan Sadler	(917) 368-2280
Raymond James Associates	Paul Puryear	(727) 567-2253
RBC Capital Markets	Dave Rodgers	(440) 715-2647
Robert W. Baird & Company	David Aubuchon	(314) 863-4235
Stifel, Nicolaus & Co., Inc.	John Guinee	(443) 224-1307

Maguire Properties, Inc. is currently followed by the sell-side analysts listed above, with the exception of Green Street Advisors, which is an independent research firm.  This list may not be complete and is subject to change as firms add or delete coverage of our company.  Please note that any opinions, estimates or forecasts regarding our historical or predicted performance made by these analysts are theirs alone and do not represent opinions, forecasts or predictions of Maguire Properties, Inc. or its management.  We are providing this listing as a service to our stockholders and do not by listing these firms imply our endorsement of or concurrence with such information, conclusions or recommendations.  Interested persons may obtain copies of analysts’ reports on their own; we do not distribute these reports.  Various of these firms may from time-to-time own our stock and/or hold other long or short positions in our stock, and may provide compensated services to us.

Maguire Properties, Inc.
Supplemental Operating and Financial Data
Second Quarter 2009

  Common Stock Data

Our common stock is traded on the New York Stock Exchange under the symbol MPG. Selected information about our common stock for the past five quarters (based on NYSE prices) is as follows:

	2009		2008
	2nd Quarter	1st Quarter	4th Quarter	3rd Quarter	2nd Quarter
High price	$2.05	$3.12	$6.79	$16.32	$17.65
Low price	$0.66	$0.33	$1.03	$4.75	$11.83
Closing price	$0.85	$0.72	$1.46	$5.96	$12.17
Dividends per share - annualized	$–	$–	$–	$–	$–
Closing dividend yield - annualized	(1)	(1)	(1)	(1)	(1)
Closing common shares and Operating Partnership units outstanding (in thousands)	54,642	54,656	54,650	54,559	54,655
Closing market value of common shares and Operating Partnership units outstanding (in thousands)	$46,446	$39,352	$79,788	$325,173	$665,152

Dividend Information:

Common Stock
Dividend amount per share	(1)	(1)	(1)	(1)	(1)
Declaration date
Record date
Payment date

Series A Preferred Stock
Dividend amount per share	(2)	(2)	(2)	$0.4766	$0.4766
Declaration date				September 18, 2008	June 24, 2008
Record date				October 10, 2008	July 11, 2008
Payment date				October 31, 2008	July 31, 2008
__________
(1)
The Board of Directors did not declare a dividend on our common stock for the quarters ended June 30 and March 31, 2009 and December 31, September 30 and June 30, 2008.  There can be no assurance that we will make distributions on our common stock at historical levels or at all.

(2)
The Board of Directors did not declare a dividend on our Series A Preferred Stock during the three months ended July 31, April 30 and January 31, 2009. Dividends on our Series A Preferred Stock are cumulative, and therefore, will continue to accrue at an annual rate of $1.9064 per share.

Maguire Properties, Inc.
Supplemental Operating and Financial Data
Second Quarter 2009

Consolidated Financial Results

Maguire Properties, Inc.
Supplemental Operating and Financial Data
Second Quarter 2009

  Financial Highlights
(unaudited and in thousands, except share, per share, percentage and ratio amounts)

	For the Three Months Ended
	June 30, 2009	March 31, 2009	December 31, 2008	September 30, 2008	June 30, 2008
Income Items:
Revenue (1)	$134,776	$132,069	$136,101	$132,109	$134,528
Straight line rent	4,382	3,565	2,959	3,941	3,804
Fair value lease revenue (2)	5,774	4,753	5,332	5,619	6,674
Lease termination fees	1,152	81	590	13	86
Office property operating margin (3)	61.4%	62.1%	60.5%	60.9%	61.9%

Net loss available to common stockholders	$(380,450)	$(53,890)	$(96,305)	$(72,524)	$(110,628)
Net loss available to common stockholders - basic and diluted	(7.95)	(1.13)	(2.02)	(1.52)	(2.32)

Funds from operations (FFO) available to common stockholders (4)	$(339,712)	$(30,786)	$(42,180)	$(20,158)	$(56,383)
FFO per share - basic (4)	(7.10)	(0.64)	(0.88)	(0.42)	(1.18)
FFO per share - diluted (4)	(7.10)	(0.64)	(0.88)	(0.42)	(1.18)
FFO per share before specified items - basic (4)	0.08	0.07	0.04	0.04	0.10
FFO per share before specified items - diluted (4)	0.08	0.07	0.04	0.04	0.09

Dividends declared per common share	$–	$–	$–	$–	$–
Dividends declared per preferred share (5)	–	–	–	0.4766	0.4766

Ratios:
Interest coverage ratio (6)	(4.66)	1.11	0.40	0.70	0.14
Interest coverage ratio before specified items (7)	1.14	1.13	1.08	1.05	1.08
Fixed-charge coverage ratio (8)	(4.29)	1.02	0.37	0.65	0.13
Fixed-charge coverage ratio before specified items (9)	1.05	1.04	1.00	0.97	1.00

Capitalization:
Common stock price @ quarter end	$0.85	$0.72	$1.46	$5.96	$12.17

Total consolidated debt	$4,600,771	$4,869,916	$4,882,809	$4,874,471	$5,052,546
Preferred stock liquidation preference	250,000	250,000	250,000	250,000	250,000
Common equity value @ quarter end (10)	46,446	39,352	79,788	325,173	665,152
Total consolidated market capitalization	$4,897,217	$5,159,268	$5,212,597	$5,449,644	$5,967,698

Company share of MMO joint venture debt	161,123	161,268	161,420	161,566	161,707
Total combined market capitalization	$5,058,340	$5,320,536	$5,374,017	$5,611,210	$6,129,405

Total consolidated debt / total consolidated market capitalization	93.9%	94.4%	93.7%	89.4%	84.7%
Total combined debt / total combined market capitalization	94.1%	94.6%	93.9%	89.7%	85.1%
Total consolidated debt plus liquidation preference / total consolidated market capitalization	99.1%	99.2%	98.5%	94.0%	88.9%
Total combined debt plus liquidation preference / total combined market capitalization	99.1%	99.3%	98.5%	94.2%	89.1%

Maguire Properties, Inc.
Supplemental Operating and Financial Data
Second Quarter 2009

  Financial Highlights (continued)
(unaudited and in thousands, except share, per share, percentage and ratio amounts)

__________
(1)
Excludes revenue from discontinued operations of approximately $3 million, $4 million, $4 million, $7 million and $9 million for the three months ended June 30 and March 31, 2009 and December 31, September 30 and June 30, 2008, respectively.

(2)	Represents the net adjustment for above- and below-market leases, which are being amortized over the remaining term of the respective leases from the date of acquisition.
(3)
Calculated as follows: (rental, tenant reimbursement and parking revenues - rental property operating and maintenance, real estate taxes and parking expenses) / (rental, tenant reimbursement and parking revenues).  Lease termination fees are reported as part of interest and other revenue in the consolidated statements of operations.

(4)	For a definition and discussion of FFO, see page 46. For a quantitative reconciliation of the differences between FFO and net income, see page 14.
(5)	Preferred dividends were declared for the three months ended October 31 and July 31, 2008, respectively.
(6)
Calculated as earnings before interest, taxes and depreciation and amortization and preferred dividends, or EBITDA, of $(317,416), $76,027, $28,970, $51,839 and $10,806, respectively, divided by cash paid for interest of $68,159, $68,288, $73,055, $73,547 and $74,570, respectively.  For a discussion of EBITDA, see page 48.  For a quantitative reconciliation of the differences between EBITDA and net income, see page 16.

(7)
Calculated as Adjusted EBITDA of $77,684, $77,218, $78,970, $76,899 and $80,194, respectively, divided by cash paid for interest of $68,159, $68,288, $73,055, $73,547 and $74,570, respectively.  For a discussion of Adjusted EBITDA, see page 48.

(8)	Calculated as EBITDA of $(317,416), $76,027, $28,970, $51,839 and $10,806, respectively, divided by fixed charges of $74,033, $74,371, $79,166, $79,342 and $80,150, respectively.
(9)	Calculated as Adjusted EBITDA of $77,684, $77,218, $78,970, $76,899 and $80,194, respectively, divided by fixed charges of $74,033, $74,371, $79,166, $79,342 and $80,150, respectively.
(10)
Assumes 100% conversion of the limited partnership units in the Operating Partnership into shares of our common stock.  Our limited partners have the right to redeem all or part of their Operating Partnership units at any time.  At the time of redemption, we have the right to determine whether to redeem the Operating Partnership units for cash, based upon the fair market value of an equivalent number of shares of our common stock at the time of redemption, or exchange them for shares of our common stock on a one-for-one basis, subject to adjustment in the event of stock splits, stock dividends, issuance of stock rights, specified extraordinary distribution and similar events.

Maguire Properties, Inc.
Supplemental Operating and Financial Data
Second Quarter 2009

  Consolidated Balance Sheets
(unaudited and in thousands)

	June 30, 2009	March 31, 2009	December 31, 2008	September 30, 2008	June 30, 2008

Assets
Investments in real estate	$4,559,872	$5,024,534	$5,026,688	$5,219,538	$5,492,942
Less: accumulated depreciation	(666,092)	(638,343)	(604,302)	(576,329)	(552,300)
	3,893,780	4,386,191	4,422,386	4,643,209	4,940,642

Cash, cash equivalents and restricted cash	223,223	256,558	280,166	351,246	308,382
Rents, deferred rents and other receivables, net	84,206	82,024	78,938	78,242	80,084
Deferred charges, net	165,696	176,916	184,156	193,384	207,202
Other assets	25,396	43,601	39,166	43,632	40,978
Investment in unconsolidated joint ventures	–	9,428	11,606	13,326	14,886
Assets associated with real estate held for sale	–	161,668	182,597	–	–
Total assets	$4,392,301	$5,116,386	$5,199,015	$5,323,039	$5,592,174

Liabilities and Deficit
Liabilities:
Mortgage and other secured loans	$4,600,771	$4,704,696	$4,714,090	$4,874,471	$5,052,546
Dividends and distributions payable	–	–	–	3,177	3,177
Accounts payable, accrued interest payable and other liabilities	174,467	194,062	221,066	214,119	212,558
Acquired below-market leases, net	91,015	104,359	112,173	119,895	135,268
Obligations associated with real estate held for sale	–	169,929	171,348	–	–
Total liabilities	4,866,253	5,173,046	5,218,677	5,211,662	5,403,549

Deficit:
Stockholders' Deficit:
Common and preferred stock and additional paid-in capital	699,931	698,377	696,840	695,361	695,206
Accumulated deficit and dividends	(1,082,577)	(705,730)	(656,606)	(563,478)	(490,954)
Accumulated other comprehensive loss, net	(35,451)	(44,020)	(59,896)	(20,506)	(15,627)
Total stockholders' deficit	(418,097)	(51,373)	(19,662)	111,377	188,625
Noncontrolling Interests:
Common units of our Operating Partnership	(55,855)	(5,287)	–	–	–
Total deficit	(473,952)	(56,660)	(19,662)	111,377	188,625
Total liabilities and deficit	$4,392,301	$5,116,386	$5,199,015	$5,323,039	$5,592,174

Maguire Properties, Inc.
Supplemental Operating and Financial Data
Second Quarter 2009

  Consolidated Statements of Operations
(unaudited and in thousands, except share and per share data)

	For the Three Months Ended
	June 30, 2009	March 31, 2009	December 31, 2008	September 30, 2008	June 30, 2008
Revenue:
Rental	$86,240	$82,982	$82,909	$81,452	$83,238
Tenant reimbursements	26,537	27,827	29,771	27,802	26,000
Hotel operations	5,148	4,994	6,448	6,301	6,986
Parking	12,711	13,083	13,355	12,893	13,239
Management, leasing and development services	1,747	2,030	1,305	1,518	1,857
Interest and other	2,393	1,153	2,313	2,143	3,208
Total revenue	134,776	132,069	136,101	132,109	134,528

Expenses:
Rental property operating and maintenance	31,739	30,230	32,744	31,602	30,081
Hotel operating and maintenance	3,481	3,449	4,021	4,102	4,567
Real estate taxes	12,885	12,681	12,813	12,049	13,039
Parking	3,807	4,068	4,179	4,093	3,589
General and administrative	7,914	8,264	8,038	9,052	27,071
Other expense	1,639	1,504	1,359	1,574	1,405
Depreciation and amortization	45,664	44,393	43,271	43,880	44,834
Impairment of long-lived assets	344,540	–	–	–	–
Interest	61,018	79,246	66,178	62,271	61,145
Loss from early extinguishment of debt	–	–	–	1,463	–
Total expenses	512,687	183,835	172,603	170,086	185,731

Loss from continuing operations before equity in net
loss of unconsolidated joint venture and gain on sale of real estate	(377,911)	(51,766)	(36,502)	(37,977)	(51,203)
Equity in net loss of unconsolidated joint venture	(9,120)	(1,739)	(330)	(98)	(388)
Gain on sale of real estate	–	20,350	–	–	–
Loss from continuing operations	(387,031)	(33,155)	(36,832)	(38,075)	(51,591)

Discontinued Operations:
Loss from discontinued operations before gain on sale of real estate	(41,577)	(25,635)	(54,707)	(29,683)	(61,135)
Gain on sale of real estate	–	2,170	–	–	–
Loss from discontinued operations	(41,577)	(23,465)	(54,707)	(29,683)	(61,135)

Net loss	(428,608)	(56,620)	(91,539)	(67,758)	(112,726)
Net loss attributable to common units of our Operating Partnership	52,924	7,496	–	–	6,864

Net loss attributable to Maguire Properties, Inc.	(375,684)	(49,124)	(91,539)	(67,758)	(105,862)

Preferred stock dividends	(4,766)	(4,766)	(4,766)	(4,766)	(4,766)

Net loss available to common stockholders	$(380,450)	$(53,890)	$(96,305)	$(72,524)	$(110,628)

Basic and diluted loss per common share:
Loss from continuing operations	$(7.19)	$(0.70)	$(0.87)	$(0.90)	$(1.11)
Loss from discontinued operations	(0.76)	(0.43)	(1.15)	(0.62)	(1.21)
Net loss available to common stockholders per share	$(7.95)	$(1.13)	$(2.02)	$(1.52)	$(2.32)
Weighted average number of common shares outstanding	47,836,591	47,788,028	47,777,101	47,773,575	47,615,421

Maguire Properties, Inc.
Supplemental Operating and Financial Data
Second Quarter 2009

 Consolidated Statements of Discontinued Operations
(unaudited and in thousands)

	For the Three Months Ended
	June 30, 2009	March 31, 2009	December 31, 2008	September 30, 2008	June 30, 2008
Revenue:
Rental	$2,585	$3,606	$3,589	$5,869	$7,997
Tenant reimbursements	100	12	74	845	616
Parking	93	175	140	413	656
Interest and other	9	142	274	64	107
Total revenue	2,787	3,935	4,077	7,191	9,376

Expenses:
Rental property operating and maintenance	906	1,235	1,243	2,692	3,146
Real estate taxes	454	690	403	1,468	1,837
Parking	381	400	484	549	635
Depreciation and amortization	603	1,217	2,880	3,087	6,193
Impairment of long-lived assets	40,133	23,500	50,000	21,796	51,898
Interest	1,510	2,317	3,774	5,481	6,802
Loss from early extinguishment of debt	377	211	–	1,801	–
Total expenses	44,364	29,570	58,784	36,874	70,511

Loss from discontinued operations before gain on sale of real estate	(41,577)	(25,635)	(54,707)	(29,683)	(61,135)
Gain on sale of real estate	–	2,170	–	–	–
Loss from discontinued operations	$(41,577)	$(23,465)	$(54,707)	$(29,683)	$(61,135)

Maguire Properties, Inc.
Supplemental Operating and Financial Data
Second Quarter 2009

MMO Unconsolidated Joint Venture Statements of Operations
(unaudited and in thousands)

	For the Three Months Ended
	June 30, 2009	March 31, 2009	December 31, 2008	September 30, 2008	June 30, 2008

Revenue:
Rental	$19,848	$20,389	$21,445	$22,562	$21,888
Tenant reimbursements	5,885	6,439	6,579	6,684	5,148
Parking	1,655	2,035	2,041	2,210	2,318
Interest and other	21	27	85	2,422	48
Total revenue	27,409	28,890	30,150	33,878	29,402

Expenses:
Rental property operating and maintenance	6,329	6,305	7,049	6,467	6,309
Real estate taxes	4,061	3,441	2,419	3,298	2,034
Parking	519	422	445	422	424
Depreciation and amortization	10,039	16,560	11,018	13,375	11,884
Impairment of long-lived assets	50,254	–	–	–	–
Interest	10,872	10,809	11,008	11,014	10,907
Other	1,257	1,247	1,370	1,359	1,566
Total expenses	83,331	38,784	33,309	35,935	33,124

Net loss	$(55,922)	$(9,894)	$(3,159)	$(2,057)	$(3,722)

Company share	$(11,184)	$(1,979)	$(631)	$(412)	$(744)
Intercompany eliminations	279	240	301	314	356
Unallocated losses	1,785	–	–	–	–

Equity in net loss of unconsolidated joint venture	$(9,120)	$(1,739)	$(330)	$(98)	$(388)

Maguire Properties, Inc.
Supplemental Operating and Financial Data
Second Quarter 2009

 Funds from Operations
(unaudited and in thousands, except share and per share data)

		For the Three Months Ended
		June 30, 2009	March 31, 2009	December 31, 2008	September 30, 2008	June 30, 2008

Reconciliation of net loss available to common stockholders to funds from operations:

Net loss available to common stockholders		$(380,450)	$(53,890)	$(96,305)	$(72,524)	$(110,628)

Add:	Depreciation and amortization of real estate assets	46,183	45,526	46,052	46,881	50,888
	Depreciation and amortization of real estate assets - unconsolidated joint venture (1)	2,008	3,312	2,204	2,675	2,377
	Net loss attributable to common units of our Operating Partnership	(52,924)	(7,496)	–	–	(6,864)
	Unallocated losses - unconsolidated joint venture (1)	(1,785)	–	–	–	–
Deduct:	Gains on sale of real estate	–	22,520	–	–	–

Funds from operations available to common stockholders and unit holders (FFO) (2)		$(386,968)	$(35,068)	$(48,049)	$(22,968)	$(64,227)

Company share of FFO (3)		$(339,712)	$(30,786)	$(42,180)	$(20,158)	$(56,383)

FFO per share - basic		$(7.10)	$(0.64)	$(0.88)	$(0.42)	$(1.18)
FFO per share - diluted		$(7.10)	$(0.64)	$(0.88)	$(0.42)	$(1.18)

Weighted average number of common shares outstanding - basic		47,836,591	47,788,028	47,777,101	47,773,575	47,615,421
Weighted average number of common and common equivalent shares outstanding - diluted		47,837,083	47,788,795	47,777,868	47,778,955	47,875,984
Weighted average diluted shares and units		54,511,656	54,463,368	54,452,441	54,453,528	54,550,557

Reconciliation of FFO to FFO before specified items: (2)

FFO available to common stockholders and unit holders (FFO)		$(386,968)	$(35,068)	$(48,049)	$(22,968)	$(64,227)
Add:	Loss from early extinguishment of debt included in continuing operations	–	–	–	1,463	–
	Loss from early extinguishment of debt included in discontinued operations	377	211	–	1,801	–
	Unrealized loss on forward-starting interest rate swap	(15,255)	15,255	–	–	–
	Realized loss on forward-starting interest rate swap	11,340	–	–	–	–
	Impairment of long-lived assets included in continuing operations	344,540	–	–	–	–
	Impairment of long-lived assets included in discontinued operations	40,133	23,500	50,000	21,796	51,898
	Impairment of long-lived assets included in unconsolidated joint venture (1)	10,050	–	–	–	–
	Costs associated with strategic alternatives and management changes	–	–	–	–	17,490
FFO before specified items		$4,217	$3,898	$1,951	$2,092	$5,161

Company share of FFO before specified items (3)		$3,702	$3,422	$1,713	$1,836	$4,531

FFO per share before specified items - basic		$0.08	$0.07	$0.04	$0.04	$0.10
FFO per share before specified items - diluted		$0.08	$0.07	$0.04	$0.04	$0.09
__________
(1)	Amount represents our 20% ownership interest in the MMO joint venture.
(2)	For the definition and discussion of FFO and FFO before specified items, see page 46.
(3)	Based on a weighted average interest in our Operating Partnership of approximately 87.8% for all periods presented.

Maguire Properties, Inc.
Supplemental Operating and Financial Data
Second Quarter 2009

 Adjusted Funds from Operations (1)
(unaudited and in thousands)

		For the Three Months Ended
		June 30, 2009	March 31, 2009	December 31, 2008	September 30, 2008	June 30, 2008

FFO		$(386,968)	$(35,068)	$(48,049)	$(22,968)	$(64,227)
Add:	Non-real estate depreciation	84	84	99	86	1,711
	Straight line ground lease expense	511	511	51	620	582
	Amortization of deferred financing costs	1,955	2,259	2,243	1,790	2,085
	Unrealized loss on forward-starting interest rate swap	(15,255)	15,255	–	–	–
	Realized loss on forward-starting interest rate swap	11,340	–	–	–	–
	Non-cash stock compensation	1,539	1,500	1,443	1,385	(93)
	Impairment of long-lived assets included in continuing operations	344,540	–	–	–	–
	Impairment of long-lived assets included in discontinued operations	40,133	23,500	50,000	21,796	51,898
	Impairment of long-lived assets - unconsolidated joint venture	10,050	–	–	–	–
	Loss from early extinguishment of debt	377	211	–	3,264	–

Deduct:	Straight line rent	5,023	4,094	3,784	4,909	4,281
	Fair value lease revenue	5,900	5,057	5,643	6,457	7,972
	Capitalized payments (2)	3,550	4,877	5,520	7,137	8,664
	Non-recoverable capital expenditures (3)	923	1,077	620	2,959	2,523
	Recoverable capital expenditures	320	90	704	145	56
	Hotel improvements, equipment upgrades and replacements	251	113	290	254	111
	2nd generation tenant improvements and leasing commissions (4), (5)	1,664	2,336	7,878	3,614	6,617
	MMO joint venture AFFO adjustments	1,294	611	532	638	610

Adjusted funds from operations (AFFO)		$(10,619)	$(10,003)	$(19,184)	$(20,140)	$(38,878)
__________
(1)	For the definition and computation method of AFFO, see page 47. For a quantitative reconciliation of the differences between AFFO and cash flows from operating activities, see page 16.
(2)	Includes capital lease principal payments, regular principal payments required to service our debt, capitalized leasing and development payroll, and capitalized interest.
(3)	Excludes $2.8 million of non-recoverable capital expenditures for the three months ended June 30, 2008 as a result of discretionary renovation costs at KPMG Tower.
(4)
Excludes 1st generation tenant improvements and leasing commissions of $4.9 million, $1.4 million, $6.2 million, $0.4 million and $0.4 million for the three months ended June 30 and March 31, 2009 and December 31, September 30 and June 30, 2008, respectively.

(5)
Excludes tenant improvements and leasing commissions paid using cash reserves that were funded through loan proceeds upon acquisition or debt refinancing of $0.7 million, $4.7 million, $6.2 million, $5.5 million and $12.7 million for the three months ended June 30 and March 31, 2009 and December 31, September 30 and June 30, 2008, respectively.

Maguire Properties, Inc.
Supplemental Operating and Financial Data
Second Quarter 2009

Reconciliation of Earnings before Interest, Taxes and Depreciation and Amortization (1) and Adjusted Funds from Operations (2)
(unaudited and in thousands)

		For the Three Months Ended
		June 30, 2009	March 31, 2009	December 31, 2008	September 30, 2008	June 30, 2008
Reconciliation of net loss to earnings before interest, taxes and depreciation and amortization (EBITDA):

Net loss		$(428,608)	$(56,620)	$(91,539)	$(67,758)	$(112,726)
Add:	Interest expense (3)	62,528	81,563	69,952	67,752	67,947
	Company share of interest expense included in unconsolidated joint venture	2,174	2,162	2,202	2,203	2,181
	Depreciation and amortization (4)	46,267	45,610	46,151	46,967	51,027
	Company share of depreciation and amortization included in unconsolidated joint venture	2,008	3,312	2,204	2,675	2,377
Deduct:	Unallocated losses from unconsolidated joint venture	1,785	–	–	–	–

EBITDA		$(317,416)	$76,027	$28,970	$51,839	$10,806

EBITDA		$(317,416)	$76,027	$28,970	$51,839	$10,806
Add:	Loss from early extinguishment of debt included in continuing operations	–	–	–	1,463	–
	Loss from early extinguishment of debt included in discontinued operations	377	211	–	1,801	–
	Impairment of long-lived assets included in continuing operations	344,540	–	–	–	–
	Impairment of long-lived assets included in discontinued operations	40,133	23,500	50,000	21,796	51,898
	Impairment of long-lived assets included in unconsolidated joint venture	10,050	–	–	–	–
	Costs associated with strategic alternatives and management changes	–	–	–	–	17,490
Deduct:	Gain on sale of real estate included in continuing operations	–	20,350	–	–	–
	Gain on sale of real estate included in discontinued operations	–	2,170	–	–	–

Adjusted EBITDA		$77,684	$77,218	$78,970	$76,899	$80,194

Reconciliation of cash flows from operating activities to adjusted funds from operations (AFFO):

Cash flows from operating activities		$(248)	$(8,254)	$(26,978)	$(7,588)	$4,109
Changes in other assets and liabilities		(7,213)	1,867	17,286	(5,580)	(33,680)
Non-recoverable capital expenditures		(923)	(1,077)	(620)	(2,959)	(2,523)
Recoverable capital expenditures		(320)	(90)	(704)	(145)	(56)
Hotel improvements, equipment upgrades and replacements		(251)	(113)	(290)	(254)	(111)
2nd generation tenant improvements and leasing commissions (5), (6)		(1,664)	(2,336)	(7,878)	(3,614)	(6,617)

AFFO		$(10,619)	$(10,003)	$(19,184)	$(20,140)	$(38,878)
__________
(1)	For the definition and discussion of EBITDA and Adjusted EBITDA, see page 48.
(2)	For the definition and discussion of AFFO, see page 47.
(3)
Includes interest expense of $1.5 million $2.3 million, $3.8 million, $5.5 million and $6.8 million for the three months ended June 30 and March 31, 2009 and December 31, September 30 and June 30, 2008, respectively, related to discontinued operations.

(4)
Includes depreciation and amortization of $0.6 million, $1.2 million, $2.9 million, $3.1 million and $6.2 million for the three months ended June 30 and March 31, 2009 and December 31, September 30 and June 30, 2008, respectively, related to discontinued operations.

(5)
Excludes 1st generation tenant improvements and leasing commissions of $4.9 million, $1.4 million, $6.2 million, $0.4 million and $0.4 million for the three months ended June 30 and March 31, 2009 and December 31, September 30, June 30, 2008, respectively.

(6)
Excludes tenant improvements and leasing commissions paid by cash reserves that were funded through loan proceeds upon acquisition or debt refinancing of $0.7 million, $4.7 million, $6.2 million, $5.5 million and $12.7 million for the three months ended June 30 and March 31, 2009 and December 31, September 30 and June 30, 2008, respectively.

Maguire Properties, Inc.
Supplemental Operating and Financial Data
Second Quarter 2009

Capital Structure

Debt
(in thousands)

		Balance as of
		June 30, 2009

Mortgage and other secured loans		$4,600,771
Company share of MMO joint venture debt		161,123
Total combined debt		$4,761,894

Equity
(in thousands)

	Shares Outstanding	Total Liquidation Preference

Preferred stock	10,000	$250,000
	Shares & Units Outstanding	Market Value (1)

Common stock	47,967	$40,773

Noncontrolling common units of our Operating Partnership	6,675	5,673
Total common equity	54,642	$46,446

Total consolidated market capitalization		$4,897,217

Total combined market capitalization (2)		$5,058,340
__________
(1)	Value based on the New York Stock Exchange closing price of $0.85 on June 30, 2009.
(2)	Includes our share of Maguire Macquarie Office ("MMO") joint venture debt.

Maguire Properties, Inc.
Supplemental Operating and Financial Data
Second Quarter 2009

Debt Summary
(in thousands, except percentages)

	Maturity Date	Principal Amount as of June 30, 2009	% of Debt	Interest Rate as of June 30, 2009 (1)
Floating-Rate Debt

Repurchase facility (2)	May 1, 2011	$23,212	0.50%	3.06%

Construction Loans:
Lantana Media Campus (3)	September 30, 2009	83,865	1.82%	4.31%
17885 Von Karman	June 30, 2010	24,154	0.52%	5.00%
207 Goode (4)	May 1, 2010	19,818	0.43%	2.11%
2385 Northside Drive	August 6, 2010	16,220	0.35%	5.00%
Total construction loans		144,057	3.12%	4.20%

Variable-Rate Mortgage Loans:
Griffin Towers (5)	May 1, 2010	125,000	2.71%	6.50%
Plaza Las Fuentes (6)	September 29, 2010	99,200	2.15%	3.56%
Brea Corporate Place (7)	May 1, 2010	70,468	1.53%	2.26%
Brea Financial Commons (7)	May 1, 2010	38,532	0.83%	2.26%
Total variable-rate mortgage loans		333,200	7.22%	4.24%

Variable-Rate Swapped to Fixed-Rate:
KPMG Tower (8)	October 9, 2012	400,000	8.67%	7.16%
207 Goode (4)	May 1, 2010	25,000	0.54%	7.36%
Total variable-rate swapped to fixed-rate loans		425,000	9.21%	7.18%

Total floating-rate debt		925,469	20.05%	5.55%

Fixed-Rate Debt
Wells Fargo Tower	April 6, 2017	550,000	11.93%	5.68%
Two California Plaza	May 6, 2017	470,000	10.19%	5.50%
Gas Company Tower	August 11, 2016	458,000	9.93%	5.10%
777 Tower	November 1, 2013	273,000	5.92%	5.84%
Pacific Arts Plaza	April 1, 2012	270,000	5.85%	5.15%
US Bank Tower	July 1, 2013	260,000	5.64%	4.66%
550 South Hope Street (9)	May 6, 2017	200,000	4.34%	5.67%
Park Place I (10)	November 1, 2014	170,000	3.69%	5.64%
City Tower	May 10, 2017	140,000	3.04%	5.85%
Glendale Center	August 11, 2016	125,000	2.71%	5.82%
500 Orange Tower	May 6, 2017	110,000	2.39%	5.88%
2600 Michelson	May 10, 2017	110,000	2.39%	5.69%
Stadium Towers Plaza	May 11, 2017	100,000	2.17%	5.78%
Park Place II	March 11, 2012	98,600	2.14%	5.39%
Lantana Media Campus	January 6, 2010	98,000	2.13%	4.94%
801 North Brand	April 6, 2015	75,540	1.64%	5.73%
Mission City Corporate Center	April 1, 2012	52,000	1.13%	5.09%
The City - 3800 Chapman	May 6, 2017	44,370	0.96%	5.93%
701 North Brand	October 1, 2016	33,750	0.73%	5.87%
700 North Central	April 6, 2015	27,460	0.60%	5.73%
Griffin Towers Senior Mezzanine	May 1, 2011	20,000	0.43%	13.00%

Total fixed-rate debt		3,685,720	79.95%	5.51%

Total consolidated debt		4,611,189	100.00%	5.52%

Debt discount		(10,418)

Total consolidated debt, net of discount		$4,600,771

Maguire Properties, Inc.
Supplemental Operating and Financial Data
Second Quarter 2009

Debt Summary (continued)
(in thousands, except percentages)

__________
(1)
The June 30, 2009 one-month LIBOR rate of 0.31% was used to calculate interest on the variable-rate loans, except for the 17885 Von Karman and 2385 Northside Drive construction loans which were calculated using the floor interest rate under the loan agreements of 5.00%.

(2)	This loan currently bears interest at a variable rate of LIBOR plus 2.75% and increasing to LIBOR plus 3.75% in May 2010.
(3)	We are able to further extend the maturity date of this loan to June 13, 2010, subject to certain conditions, some of which we may be unable to fulfill.
(4)
This loan bears interest at LIBOR plus 1.80%.  We have entered into an interest rate swap agreement to hedge this loan up to $25.0 million, which effectively fixes the LIBOR rate at 5.564%.  One one-year extension is available at our option, subject to certain conditions, some of which we may be unable to fulfill.

(5)
This loan bears interest at a rate of the greater of LIBOR or 3.00%, plus 3.50%.  As required by the loan agreement, we have entered into an interest rate cap agreement that limits the LIBOR portion of the interest rate to 5.00% during the loan term, excluding the extension period.  One one-year extension is available at our option, subject to certain conditions, some of which we may be unable to fulfill.

(6)
As required by the loan agreement, we have entered into an interest rate cap agreement that limits the LIBOR portion of the interest rate to 4.75% during the loan term, excluding extension periods.  Three one-year extensions are available at our option, subject to certain conditions, some of which we may be unable to fulfill.

(7)
As required by the loan agreement, we have entered into an interest rate cap agreement that limits the LIBOR portion of the interest rate to 6.50% during the loan term, excluding extension periods.  Two one-year extensions are available at our option, subject to certain conditions, some of which we may be unable to fulfill.

(8)	This loan bears interest at a rate of LIBOR plus 1.60%. We have entered into an interest rate swap agreement to hedge this loan, which effectively fixes the LIBOR rate at 5.564%.
(9)	Our special purpose property-owning subsidiary that owns the 550 South Hope property failed to make the debt service payment under this loan that was due on August 6, 2009.
(10)	Our special purpose property-owning subsidiary that owns the Park Place I property failed to make the debt service payment under this loan that was due on August 1, 2009.

Maguire Properties, Inc.
Supplemental Operating and Financial Data
Second Quarter 2009

MMO Joint Venture Debt Summary
 (in thousands, except percentages)

	Maturity Date	Principal Amount as of June 30, 2009	% of Debt	Interest Rate as of June 30, 2009

Fixed-Rate Debt
Wells Fargo Center (Denver, CO)	April 6, 2015	$276,000	34.34%	5.26%
One California Plaza	December 1, 2010	141,702	17.63%	4.73%
San Diego Tech Center	April 11, 2015	133,000	16.55%	5.70%
Quintana Campus (2)	December 11, 2011	106,000	13.19%	5.07%
Cerritos Corporate Center	February 1, 2016	95,000	11.82%	5.54%
Stadium Gateway	February 1, 2016	52,000	6.47%	5.66%
Total fixed-rate debt		803,702	100.00%	5.27%
Debt premium, net of discount		1,912

Total joint venture debt, net		$805,614

Our portion of joint venture debt (1)		$161,123
__________
(1)	We own 20% of the MMO joint venture.
(2)	The MMO joint venture defaulted on its Quintana mortgage loan by failing to make its required debt service payment.

Maguire Properties, Inc.
Supplemental Operating and Financial Data
Second Quarter 2009

Debt Maturities
(in thousands, except percentages)

	2009	2010	2011	2012	2013	Thereafter	Total
Floating-Rate Debt

Repurchase facility	$971	$11,833	$10,358	$–	$–	$–	$23,212

Construction Loans:
Lantana Media Campus (1)	83,865	–	–	–	–	–	83,865
17885 Von Karman	–	24,154	–	–	–	–	24,154
207 Goode (2)	–	19,818	–	–	–	–	19,818
2385 Northside Drive	–	16,220	–	–	–	–	16,220
Total construction loans	83,865	60,192	–	–	–	–	144,057

Variable-Rate Mortgage Loans:
Griffin Towers (2)	–	125,000	–	–	–	–	125,000
Plaza Las Fuentes (3)	600	98,600	–	–	–	–	99,200
Brea Corporate Place (4)	–	70,468	–	–	–	–	70,468
Brea Financial Commons (4)	–	38,532	–	–	–	–	38,532

Total variable-rate mortgage loans	600	332,600	–	–	–	–	333,200

Variable-Rate Swapped to Fixed-Rate:
KPMG Tower	–	–	–	400,000	–	–	400,000
207 Goode (2)	–	25,000	–	–	–	–	25,000

Total variable-rate swapped to fixed-rate loans	–	25,000	–	400,000	–	–	425,000

Total floating-rate debt	85,436	429,675	10,358	400,000	–	–	925,469

Fixed-Rate Debt
Wells Fargo Tower (Los Angeles, CA)	–	–	–	–	–	550,000	550,000
Two California Plaza	–	–	–	–	–	470,000	470,000
Gas Company Tower	–	–	–	–	–	458,000	458,000
777 Tower	–	–	–	–	273,000	–	273,000
Pacific Arts Plaza	–	–	–	270,000	–	–	270,000
US Bank Tower	–	–	–	–	260,000	–	260,000
550 South Hope Street	–	–	–	–	–	200,000	200,000
Park Place I	–	2,232	2,361	2,498	2,642	160,267	170,000
City Tower	–	–	–	–	–	140,000	140,000
Glendale Center	–	–	–	–	–	125,000	125,000
500 Orange Tower	–	–	–	–	–	110,000	110,000
2600 Michelson	–	–	–	–	–	110,000	110,000
Stadium Towers Plaza	–	–	–	–	–	100,000	100,000
Park Place II	598	1,266	1,266	95,470	–	–	98,600
Lantana Media Campus	–	98,000	–	–	–	–	98,000
801 North Brand	–	–	–	–	–	75,540	75,540
Mission City Corporate Center	–	–	–	52,000	–	–	52,000
The City - 3800 Chapman	–	–	–	–	–	44,370	44,370
701 North Brand	–	–	–	–	–	33,750	33,750
700 North Central	–	–	–	–	–	27,460	27,460
Griffin Towers Senior Mezzanine	–	–	20,000	–	–	–	20,000

Total fixed-rate debt	598	101,498	23,627	419,968	535,642	2,604,387	3,685,720

Total consolidated debt	86,034	531,173	33,985	819,968	535,642	2,604,387	4,611,189

Debt discount	–	–	–	–	(2,840)	(7,578)	(10,418)

Total consolidated debt, net	$86,034	$531,173	$33,985	$819,968	$532,802	$2,596,809	$4,600,771

Weighted average interest rate	4.30%	4.47%	9.18%	6.16%	5.27%	5.58%	5.52%
__________
(1)	We are able to further extend the maturity date of this loan to June 13, 2010, subject to certain conditions, some of which we may be unable to fulfill.
(2)	One one-year extension is available at our option, subject to certain conditions, some of which we may be unable to fulfill.
(3)	Three one-year extensions are available at our option, subject to certain conditions, some of which we may be unable to fulfill.
(4)	Two one-year extensions are available at our option, subject to certain conditions, some of which we may be unable to fulfill.

Maguire Properties, Inc.
Supplemental Operating and Financial Data
Second Quarter 2009

 MMO Joint Venture Debt Maturities
(in thousands, except percentages)

	2009	2010	2011	2012	2013	Thereafter	Total

Fixed-Rate Debt
Wells Fargo Center (Denver, CO)	$–	$–	$–	$–	$–	$276,000	$276,000
One California Plaza	1,500	140,202	–	–	–	–	141,702
San Diego Tech Center	–	–	–	–	–	133,000	133,000
Quintana Campus	–	–	106,000	–	–	–	106,000
Cerritos Corporate Center	–	–	1,054	1,330	1,406	91,210	95,000
Stadium Gateway	–	–	–	–	–	52,000	52,000
	1,500	140,202	107,054	1,330	1,406	552,210	803,702

Debt premium, net of discount	–	(575)	(75)	–	–	2,562	1,912

Total joint venture debt, net	$1,500	$139,627	$106,979	$1,330	$1,406	$554,772	$805,614

Weighted average interest rate	4.73%	4.73%	5.07%	5.54%	5.54%	5.45%	5.27%

Maguire Properties, Inc.
Supplemental Operating and Financial Data
Second Quarter 2009

Portfolio Data

Maguire Properties, Inc.
Supplemental Operating and Financial Data
Second Quarter 2009

 Same Store Analysis
(unaudited and in thousands, except percentages)

	For the Three Months Ended June 30, (1)			For the Six Months Ended June 30, (2)
	2009	2008	% Change	2009	2008	% Change
Total Same Store Portfolio
Number of properties	27	27		25	25
Square feet as of June 30	14,965,222	14,953,253		14,725,057	14,713,088
Percentage of wholly-owned Office Portfolio	98.7%	100.0%		97.1%	98.4%
Weighted average leased percentage (3)	79.9%	82.0%		81.4%	83.8%

GAAP
Breakdown of Net Operating Income:
Operating revenue	$123,724	$125,049	(1.1)%	$246,164	$254,093	(3.1)%	(4)
Operating expenses	46,790	46,397	0.8%	93,045	94,412	(1.4)%
Other expense	1,264	1,318	(4.1)%	2,528	2,657	(4.9)%
Net operating income	$75,670	$77,334	(2.2)%	$150,591	$157,024	(4.1)%

CASH BASIS
Breakdown of Net Operating Income:
Operating revenue	$115,195	$114,572	0.5%	$230,920	$233,441	(1.1)%
Operating expenses	46,790	46,397	0.8%	93,045	94,412	(1.4)%
Other expense	743	743	-	1,486	1,480	0.4%
Net operating income	$67,662	$67,432	(0.3)%	$136,389	$137,549	(0.8)%
__________
(1)	Properties included in the Same Store analysis are the properties in our Office Portfolio, with the exception of our joint venture properties and the Lantana South and East buildings.
(2)
Properties included in the Same Store analysis are the properties in our Office Portfolio, with the exception of our joint venture properties, 2385 Northside Drive, 17885 Von Karman and the Lantana South and East buildings.

(3)	Represents weighted average leased amounts for the Same Store portfolio.
(4)	Decrease primarily due to lower fair value lease revenue during 2009.

Maguire Properties, Inc.
Supplemental Operating and Financial Data
Second Quarter 2009

 Portfolio Overview

Property by Submarket				Ownership	Square Feet			Leased % and In-Place Rents
Property	Number of Buildings	Number of Tenants	Year Built / Renovated	%	Net Building Rentable	Effective (1)	% of Net Rentable	% Leased	Total Annualized Rents (2)	Effective Annualized Rents (2)	Annualized Rent $/RSF (3)

Office Properties
Los Angeles County
Los Angeles Central Business District:
Gas Company Tower	1	16	1991	100%	1,323,825	1,323,825	6.83%	92.4%	$34,661,874	$34,661,874	$28.34
US Bank Tower	1	46	1989	100%	1,413,942	1,413,942	7.29%	62.6%	23,778,216	23,778,216	26.86
Wells Fargo Tower	2	62	1982	100%	1,396,121	1,396,121	7.20%	93.6%	27,784,120	27,784,120	21.26
Two California Plaza	1	62	1992	100%	1,327,607	1,327,607	6.84%	83.7%	21,804,819	21,804,819	19.62
KPMG Tower	1	22	1983	100%	1,143,654	1,143,654	5.90%	93.8%	24,314,931	24,314,931	22.67
777 Tower	1	36	1991	100%	1,010,206	1,010,206	5.21%	92.0%	19,491,179	19,491,179	20.97
550 South Hope Street	1	40	1991	100%	565,738	565,738	2.92%	87.3%	8,789,847	8,789,847	17.80
One California Plaza	1	30	1985	20%	1,002,628	200,526	5.17%	76.7%	15,732,772	3,146,554	20.46
Total LACBD Submarket	9	314			9,183,721	8,381,619	47.35%	84.8%	176,357,758	163,771,540	22.64

Tri-Cities Submarket:
Glendale Center	2	4	1973/1996	100%	387,545	387,545	2.00%	100.0%	8,719,740	8,719,740	22.50
801 North Brand	1	30	1987	100%	282,770	282,770	1.46%	83.9%	4,701,850	4,701,850	19.82
701 North Brand	1	13	1978	100%	131,129	131,129	0.68%	97.2%	2,225,194	2,225,194	17.46
700 North Central	1	14	1979	100%	134,168	134,168	0.69%	75.5%	1,690,563	1,690,563	16.69
Plaza Las Fuentes	3	9	1989	100%	192,958	192,958	0.99%	100.0%	5,178,263	5,178,263	26.84
Total Tri-Cities Submarket	8	70			1,128,570	1,128,570	5.82%	92.7%	22,515,610	22,515,610	21.52

Santa Monica Professional and Entertainment Submarket:
Lantana Media Campus	5	26	1989/2001/2008/2009	100%	531,363	531,363	2.74%	83.6%	19,577,846	19,577,846	44.07
Total Entertainment Submarket	5	26			531,363	531,363	2.74%	83.6%	19,577,846	19,577,846	44.09

Cerritos Office Submarket:
Cerritos - Phase I	1	1	1999	20%	221,968	44,394	1.14%	100.0%	5,982,037	1,196,408	26.95
Cerritos - Phase II	1	–	2001	20%	104,567	20,913	0.54%	100.0%	2,482,421	496,484	23.74
Total Cerritos Submarket	2	1			326,535	65,307	1.68%	100.0%	8,464,458	1,692,892	25.92

Total Los Angeles County	24	411			11,170,189	10,106,859	57.59%	86.0%	$226,915,672	$207,557,888	$23.62

Maguire Properties, Inc.
Supplemental Operating and Financial Data
Second Quarter 2009

 Portfolio Overview (continued)

Property by Submarket				Ownership	Square Feet			Leased % and In-Place Rents
Property	Number of Buildings	Number of Tenants	Year Built / Renovated	%	Net Building Rentable	Effective (1)	% of Net Rentable	% Leased	Total Annualized Rents (2)	Effective Annualized Rents (2)	Annualized Rent $/RSF (3)

Office Properties
Orange County
John Wayne Airport Submarket:
Park Place	8	37	1977/2002	100%	1,787,620	1,787,620	9.21%	64.7%	$18,631,483	$18,631,483	$16.11
2600 Michelson	1	27	1986	100%	308,195	308,195	1.59%	72.5%	4,535,761	4,535,761	20.30
Quintana Campus	4	2	1989/2004	20%	414,595	82,919	2.14%	39.6%	2,614,977	522,995	15.93
17885 Von Karman Avenue	1	–	2008	100%	151,370	151,370	0.78%	0.0%	–	–	–
Total Airport Submarket	14	66			2,661,780	2,330,104	13.72%	58.0%	25,782,221	23,690,239	16.70

Costa Mesa Submarket:
Griffin Towers	2	37	1987	100%	544,760	544,760	2.81%	68.8%	5,923,614	5,923,614	15.80
Pacific Arts Plaza	8	42	1982	100%	786,283	786,283	4.05%	77.8%	13,384,035	13,384,035	21.88
Total Costa Mesa Submarket	10	79			1,331,043	1,331,043	6.86%	74.1%	19,307,649	19,307,649	19.58

Central Orange Submarket:
3800 Chapman	1	1	1984	100%	157,231	157,231	0.81%	63.4%	2,243,454	2,243,454	22.51
City Tower	1	25	1988	100%	412,275	412,275	2.13%	81.8%	7,309,780	7,309,780	21.68
500 Orange Tower	3	32	1987	100%	335,276	335,276	1.73%	68.6%	4,371,406	4,371,406	19.01
Stadium Towers Plaza	1	26	1988	100%	258,358	258,358	1.33%	59.7%	3,175,480	3,175,480	20.59
Stadium Gateway	1	8	2001	20%	272,826	54,565	1.41%	87.6%	5,174,124	1,034,825	21.65
Total Central Orange Submarket	7	92			1,435,966	1,217,705	7.41%	73.8%	22,274,244	18,134,945	21.02

Other:
Brea Corporate Place	2	18	1987	100%	328,934	328,934	1.70%	55.7%	3,170,575	3,170,575	17.31
Brea Financial Commons	3	2	1987	100%	165,540	165,540	0.85%	90.7%	2,845,219	2,845,219	18.95
130 State College	1	1	1983	100%	42,884	42,884	0.22%	100.0%	614,957	614,957	14.34
Total Other	6	21			537,358	537,358	2.77%	70.0%	6,630,751	6,630,751	17.63

Total Orange County	37	258			5,966,147	5,416,210	30.76%	66.5%	$73,994,865	$67,763,584	$18.65

Maguire Properties, Inc.
Supplemental Operating and Financial Data
Second Quarter 2009

Portfolio Overview (continued)

Property by Submarket				Ownership	Square Feet			Leased % and In-Place Rents
Property	Number of Buildings	Number of Tenants	Year Built / Renovated	%	Net Building Rentable	Effective (1)	% of Net Rentable	% Leased	Total Annualized Rents (2)	Effective Annualized Rents (2)	Annualized Rent $/RSF (3)

Office Properties
San Diego County
Sorrento Mesa Submarket:
San Diego Tech Center	11	26	1984/1986	20%	645,934	129,187	3.33%	93.7%	$12,543,599	$2,508,720	$20.72
Total Sorento Mesa Submarket	11	26			645,934	129,187	3.33%	93.7%	12,543,599	2,508,720	20.72

Mission Valley Submarket:
Mission City Corporate Center	3	14	1990	100%	190,634	190,634	0.98%	86.9%	4,129,175	4,129,175	24.93
2385 Northside Drive	1	1	2008	100%	88,795	88,795	0.46%	51.7%	798,288	798,288	17.39
Total Mission Valley Submarket	4	15			279,429	279,429	1.44%	75.7%	4,927,463	4,927,463	23.29

Total San Diego County	15	41			925,363	408,616	4.77%	88.3%	$17,471,062	$7,436,183	$21.38

Other
Denver, CO - Downtown Submarket:
Wells Fargo Center - Denver	1	39	1983	20%	1,211,746	242,349	6.25%	94.0%	$22,504,364	$4,500,873	$19.76
Total Other	1	39			1,211,746	242,349	6.25%	94.0%	22,504,364	4,500,873	19.75

Total Office Properties	77	749			19,273,445	16,174,034	99.37%	80.6%	$340,885,963	$287,258,528	$21.94

Maguire Properties, Inc.
Supplemental Operating and Financial Data
Second Quarter 2009

 Portfolio Overview (continued)

Property by Submarket				Ownership	Square Feet			Leased % and In-Place Rents
Property	Number of Buildings	Number of Tenants	Year Built / Renovated	%	Net Building Rentable	Effective (1)	% of Net Rentable	% Leased	Total Annualized Rents (2)	Effective Annualized Rents (2)	Annualized Rent $/RSF (3)

Retail Property
John Wayne Airport Submarket:
Park Place	8	22	1981	100%	122,533	122,533	0.63%	86.9%	$3,214,659	$3,214,659	$30.19
Total Retail Properties	8	22			122,533	122,533	0.63%	86.9%	3,214,659	3,214,659	30.20

Total Office and Retail Properties	85	771			19,395,978	16,296,567	100.00%	80.6%	$344,100,622	$290,473,187	$22.01
Effective Office and Retail Properties					16,296,567			80.0%			$22.27

Hotel Property					SQFT	Effective SQFT	Number of Rooms
Westin Hotel, Pasadena, CA				100%	266,000	266,000	350
Total Hotel Property					266,000	266,000	350

Total Office, Retail and Hotel Properties					19,661,978	16,562,567
Parking Properties					SQFT	Effective SQFT	Vehicle Capacity	Effective Vehicle Capacity	Annualized Parking Revenue (4)	Effective Annualized Parking Revenue (5)	Effective Annualized Parking Revenue per Vehicle Capacity (6)
On-Site Parking					10,457,459	8,640,461	34,832	28,953	$44,974,411	$39,677,781	$1,370
Off-Site Garages					1,714,435	1,714,435	5,729	5,729	12,874,750	12,874,750	2,247
Total Parking Properties					12,171,894	10,354,896	40,561	34,682	$57,849,161	$52,552,531	1,515

Total Office, Retail, Hotel and Parking Properties					31,833,872	26,917,463
__________
(1)	Includes 100% of our consolidated portfolio and 20% of our MMO joint venture portfolio.
(2)
Annualized rent represents the annualized monthly contractual rent under existing leases as of June 30, 2009. This amount reflects total base rent before any one-time or non-recurring rent abatements but after annually recurring rent credits and is shown on a net basis; thus, for any tenant under a partial gross lease, the expense stop, or under a fully gross lease, the current year operating expenses (which may be estimates as of such date), are subtracted from gross rent.

(3)	Annualized rent per rentable square foot represents annualized rent as computed above, divided by the total square footage under lease as of the same date.
(4)	Annualized parking revenue represents the annualized quarterly parking revenue as of June 30, 2009.
(5)
Effective annualized parking revenue represents the annualized quarterly parking revenue as of June 30, 2009 adjusted to include 100% of our consolidated portfolio and 20% of our MMO joint venture portfolio.

(6)	Effective annualized parking revenue per vehicle capacity represents the effective annualized parking revenue divided by the effective vehicle capacity.

Maguire Properties, Inc.
Supplemental Operating and Financial Data
Second Quarter 2009

Portfolio Geographic Distribution (1)

Maguire Properties, Inc.
Supplemental Operating and Financial Data
Second Quarter 2009

Portfolio Overview - Leased Rates and Weighted Average Remaining Lease Term

	Ownership Interest	Weighted Average Remaining Lease Term	% Leased
	( % )	(in years)	Q2 2009	Q1 2009	Q4 2008	Q3 2008	Q2 2008
Gas Company Tower	100%	5.4	92.4%	92.1%	92.1%	92.0%	91.8%
US Bank Tower	100%	4.2	62.6%	65.1%	65.6%	65.1%	64.8%
Wells Fargo Tower	100%	5.1	93.6%	93.7%	93.9%	93.8%	93.9%
KPMG Tower	100%	8.7	93.8%	93.8%	92.5%	92.5%	92.5%
777 Tower	100%	4.6	92.0%	91.9%	91.9%	94.1%	94.5%
One California Plaza	20%	4.2	76.7%	77.1%	77.3%	81.2%	89.0%
Glendale Center	100%	2.8	100.0%	100.0%	100.0%	100.0%	100.0%
801 North Brand	100%	2.9	83.9%	83.1%	88.8%	91.0%	90.1%
701 North Brand	100%	5.0	97.2%	100.0%	100.0%	100.0%	100.0%
700 North Central	100%	3.9	75.5%	96.7%	92.0%	91.1%	94.3%
Plaza Las Fuentes	100%	8.7	100.0%	100.0%	100.0%	100.0%	100.0%
Lantana Media Campus	100%	6.6	83.6%	84.4%	82.8%	88.8%	86.5%
Cerritos - Phase I	20%	5.3	100.0%	100.0%	100.0%	100.0%	100.0%
Cerritos - Phase II	20%	1.9	100.0%	100.0%	100.0%	100.0%	100.0%
Park Place	100%	3.2	64.7%	60.2%	60.3%	64.9%	65.0%
Quintana Campus (1)	20%	2.2	39.6%	42.2%	100.0%	100.0%	100.0%
17885 Von Karman Avenue	100%	0.0	0.0%	0.0%	0.0%	0.0%	0.0%
Pacific Arts Plaza	100%	5.5	77.8%	76.0%	80.1%	79.7%	81.2%
Stadium Gateway	20%	4.2	87.6%	79.0%	79.0%	77.5%	94.7%
Mission City Corporate Center	100%	2.5	86.9%	86.9%	86.9%	82.8%	82.8%
2385 Northside Drive	100%	10.8	51.7%	51.7%	51.7%	0.0%	0.0%
San Diego Tech Center	20%	3.0	93.7%	93.7%	96.8%	96.8%	96.8%
Wells Fargo Center - Denver	20%	7.6	94.0%	95.2%	95.9%	95.5%	95.2%
Park Place - Retail	100%	6.5	86.9%	88.5%	91.8%	91.8%	91.8%
Two California Plaza	100%	5.0	83.7%	92.6%	94.0%	93.2%	93.2%
550 South Hope Street	100%	5.1	87.3%	87.7%	87.3%	88.3%	90.3%
2600 Michelson	100%	2.6	72.5%	76.4%	76.1%	82.0%	84.9%
3800 Chapman	100%	3.9	63.4%	63.4%	63.4%	63.4%	63.4%
Griffin Towers	100%	4.3	68.8%	64.7%	64.3%	62.6%	65.0%
City Tower	100%	3.3	81.8%	78.9%	78.1%	78.9%	81.1%
500 Orange Tower	100%	4.5	68.6%	78.5%	79.6%	80.2%	80.9%
Stadium Towers Plaza	100%	3.0	59.7%	59.0%	63.1%	61.0%	74.4%
Brea Corporate Place	100%	2.8	55.7%	55.0%	48.6%	47.7%	47.9%
Brea Financial Commons	100%	4.8	90.7%	90.7%	90.7%	90.7%	90.7%
130 State College	100%	5.3	100.0%	100.0%	100.0%	0.0%	0.0%

Total Portfolio		5.0	80.6%	79.4%	81.1%	81.0%	80.6%

Effective Portfolio (2)		5.0	80.0%	78.7%	79.3%	79.1%	78.2%
__________
(1)	Reduction in leased percentage between Q4 2008 and Q1 2009 reflects space vacated by Washington Mutual in Q1 2009 pursuant to the rejection of leases by JP Morgan Chase.
(2)	Includes 100% of our consolidated portfolio and 20% of our MMO joint venture portfolio.

Maguire Properties, Inc.
Supplemental Operating and Financial Data
Second Quarter 2009

Major Tenants - Office Properties

	Tenant	Number of Locations	Annualized Rent (1)	% of Total Annualized Rent	Total Leased Square Feet	% of Aggregate Leased Square Feet of Effective Portfolio	Weighted Average Remaining Lease Term in Months	S & P Credit Rating / National Recognition (2)
	Rated
1	Southern California Gas Company	1	$21,283,883	7.3%	576,516	4.4%	28	A
2	Sempra (Pacific Enterprises)	1	8,189,591	2.8%	217,413	1.7%	12	A
3	Wells Fargo Bank (3)	5	7,291,062	2.5%	419,606	3.2%	61	AA-
4	Bank of America (3)	7	6,570,150	2.3%	304,000	2.3%	37	A+
5	US Bank, National Association	4	5,098,520	1.8%	247,061	1.9%	86	AA-
6	AT&T (3)	5	4,883,955	1.7%	202,813	1.6%	42	A
7	Disney Enterprises	1	3,706,960	1.3%	156,215	1.2%	24	A
8	Caltrans (Dept of Transportation)	1	3,484,425	1.2%	208,156	1.6%	20	AAA
9	State Farm Mutual Auto Insurance Company	3	2,702,753	0.9%	172,170	1.3%	56	AA
10	GMAC Mortgage Corporation	1	2,499,091	0.9%	130,161	1.0%	54	A-

	Total Rated / Weighted Average (3), (4)		65,710,390	22.7%	2,634,111	20.2%	42

	Total Investment Grade Tenants (3)		$100,852,302	34.7%	4,313,501	33.1%

	Nationally Recognized
11	Latham & Watkins LLP	2	8,943,369	3.1%	397,991	3.1%	161	3rd Largest US Law Firm
12	Gibson, Dunn & Crutcher LLP	1	6,410,038	2.2%	268,268	2.1%	101	20th Largest US Law Firm
13	Deloitte & Touche LLP	1	5,216,904	1.8%	342,094	2.6%	69	Largest US Accounting Firm
14	Marsh USA, Inc.	1	3,727,695	1.3%	212,721	1.6%	106	World's Largest Insurance Broker
15	Sidley Austin LLP	1	3,638,360	1.3%	192,457	1.5%	174	5th Largest US Law Firm
16	KPMG LLP	1	3,636,822	1.3%	175,971	1.3%	60	4th Largest US Accounting Firm
17	Morrison & Foerster LLP	1	3,469,400	1.2%	138,776	1.1%	51	23rd Largest US Law Firm
18	Munger, Tolles & Olson LLP	1	3,374,322	1.2%	160,682	1.2%	152	129th Largest US Law Firm
19	PricewaterhouseCoopers LLP	1	2,988,225	1.0%	160,784	1.2%	47	3rd Largest US Accounting Firm
20	Bingham McCutchen LLP	1	2,442,677	0.8%	104,712	0.8%	43	32nd Largest US Law Firm

	Total Nationally Recognized / Weighted Average (3), (4)		43,847,812	15.2%	2,154,456	16.5%	104

	Total Nationally Recognized Tenants (3)		86,622,720	29.8%	4,167,448	32.0%

	Total / Weighted Average (3), (4)		$109,558,202	37.9%	4,788,567	36.7%	70

	Total Investment Grade or Nationally Recognized Tenants (3)		$187,475,021	64.5%	8,480,949	65.0%
__________
(1)
Annualized base rent is calculated as monthly contractual base rent under existing leases as of June 30, 2009, multiplied by 12.  For those leases where rent has not yet commenced, the first month in which rent is to be received is used to determine annualized base rent.

(2)	S&P credit ratings are as of June 30, 2009. Rankings of law firms are based on total gross revenue in 2008 as reported by American Lawyer Media's LAW.com.
(3)	Includes 20% of annualized rent and leased square footage for our MMO joint venture properties.
(4)	The weighted average calculation is based on the effective net rentable square feet leased by each tenant, which reflects our pro-rata share of our MMO joint venture.

Maguire Properties, Inc.
Supplemental Operating and Financial Data
Second Quarter 2009

Portfolio Tenant Classification Description (1), (2)

Accommodation and Food Services 2%
Real Estate and Rental and Leasing 4%
Public Administration 2%
Educational Services 2%
Manufacturing 2%
All Other Services 8%
Finance and Insurance 29%
Utilities 6%
Legal Services 25%
Information 9%
Professional, Scientific and Technical Services (except Legal Services) 11%

(1) Percentages are based upon effective leased square feet.
(2) Classifications are based on the "North American Industrial Classification System" (NAICS).

Maguire Properties, Inc.
Supplemental Operating and Financial Data
Second Quarter 2009

 Lease Expirations - Wholly Owned Portfolio

Year	Total Area in Square Feet Covered by Expiring Leases	Percentage of Aggregate Square Feet	Annualized Rent	Percentage of Total Annualized Rent	Current Rent per Square Foot (1)	Rent per Square Foot at Expiration (2)

Available	3,128,213	20.2%
2009	332,106	2.1%	$7,390,949	2.7%	$22.25	$22.33
2010	1,440,328	9.3%	33,780,628	12.2%	23.45	23.80
2011	2,321,910	15.0%	57,480,377	20.8%	24.76	25.39
2012	967,414	6.2%	20,747,123	7.5%	21.45	23.51
2013	2,389,838	15.4%	49,697,942	17.9%	20.80	23.39
2014	923,400	5.9%	17,530,546	6.3%	18.98	22.25
2015	857,572	5.5%	16,872,016	6.1%	19.67	23.25
2016	209,477	1.4%	3,932,326	1.4%	18.77	25.09
2017	962,143	6.2%	20,710,496	7.5%	21.53	23.74
2018	696,619	4.5%	19,463,469	7.0%	27.94	38.52
Thereafter	1,292,694	8.3%	29,460,456	10.6%	22.79	34.82
Total	15,521,714	100.0%	$277,066,328	100.0%	$22.36	$25.81

Leases Expiring in the Next 4 Quarters:

3rd Quarter 2009	84,170	0.5%	$2,241,207	0.8%	$26.63	$26.63
4th Quarter 2009 (3)	247,936	1.6%	5,149,742	1.9%	20.77	20.87
1st Quarter 2010	431,201	2.8%	9,247,205	3.3%	21.45	21.45
2nd Quarter 2010	400,336	2.6%	11,722,689	4.2%	29.28	29.41
	1,163,643	7.5%	$28,360,843	10.2%	$24.37	$24.44
__________
(1)	Current rent per leased square foot represents current base rent, divided by total square footage under lease as of the same date.
(2)	Rent per leased square foot at expiration represents base rent including any future rent steps, and thus represents the base rent that will be in place at lease expiration.
(3)	Includes tenants leasing on a month-to-month basis.

Maguire Properties, Inc.
Supplemental Operating and Financial Data
Second Quarter 2009

 Lease Expirations - Wholly Owned Portfolio
Los Angeles County

Year	Total Area in Square Feet Covered by Expiring Leases	Percentage of Aggregate Square Feet	Annualized Rent	Percentage of Total Annualized Rent	Current Rent per Square Foot (1)	Rent per Square Foot at Expiration (2)

Available	1,328,837	13.5%
2009	188,583	1.9%	$4,070,896	2.0%	$21.59	$21.71
2010	888,947	9.0%	24,586,511	12.1%	27.66	27.89
2011	1,386,434	14.1%	39,546,663	19.5%	28.52	29.03
2012	634,904	6.5%	14,031,536	6.9%	22.10	24.17
2013	1,527,181	15.5%	31,536,818	15.6%	20.65	23.13
2014	506,880	5.1%	10,792,430	5.3%	21.29	24.95
2015	714,390	7.3%	13,967,500	6.9%	19.55	23.06
2016	176,577	1.8%	3,690,654	1.8%	20.90	26.79
2017	891,059	9.1%	19,258,080	9.5%	21.61	23.77
2018	610,643	6.2%	17,607,715	8.7%	28.83	39.46
Thereafter	986,591	10.0%	23,629,639	11.7%	23.95	37.19
	9,841,026	100.0%	$202,718,442	100.0%	$23.82	$27.69

Leases Expiring in the Next 4 Quarters:

3rd Quarter 2009	33,563	0.3%	$816,955	0.4%	$24.34	$24.34
4th Quarter 2009 (3)	155,020	1.6%	3,253,941	1.6%	20.99	21.14
1st Quarter 2010	295,537	3.0%	7,090,683	3.5%	23.99	23.99
2nd Quarter 2010	326,162	3.3%	10,440,943	5.2%	32.01	32.17
	810,282	8.2%	$21,602,522	10.7%	$26.66	$26.75
__________
(1)	Current rent per leased square foot represents current base rent, divided by total square footage under lease as of the same date.
(2)	Rent per leased square foot at expiration represents base rent including any future rent steps, and thus represents the base rent that will be in place at lease expiration.
(3)	Includes tenants leasing on a month-to-month basis.

Maguire Properties, Inc.
Supplemental Operating and Financial Data
Second Quarter 2009

Lease Expirations - Wholly Owned Portfolio
Orange County

Year	Total Area in Square Feet Covered by Expiring Leases	Percentage of Aggregate Square Feet	Annualized Rent	Percentage of Total Annualized Rent	Current Rent per Square Foot (1)	Rent per Square Foot at Expiration (2)

Available	1,731,568	32.1%
2009	102,497	1.9%	$2,326,971	3.4%	$22.70	$22.70
2010	537,283	9.9%	8,810,003	12.7%	16.40	16.91
2011	878,569	16.3%	16,518,100	23.8%	18.80	19.47
2012	310,046	5.7%	6,170,897	8.9%	19.90	21.87
2013	862,657	16.0%	18,140,258	26.1%	21.03	23.85
2014	408,661	7.6%	6,600,164	9.5%	16.15	18.91
2015	119,861	2.2%	2,271,662	3.3%	18.95	22.63
2016	32,900	0.6%	241,672	0.3%	7.35	15.94
2017	71,084	1.3%	1,452,416	2.1%	20.43	23.39
2018	85,976	1.6%	1,855,754	2.7%	21.58	31.86
Thereafter	260,157	4.8%	5,032,526	7.2%	19.34	27.86
	5,401,259	100.0%	$69,420,423	100.0%	$18.92	$21.39

Leases Expiring in the Next 4 Quarters:

3rd Quarter 2009	50,607	0.9%	$1,369,723	2.0%	$27.07	$27.07
4th Quarter 2009 (3)	51,890	1.0%	957,248	1.4%	18.45	18.45
1st Quarter 2010	135,664	2.5%	2,156,523	3.1%	15.90	15.90
2nd Quarter 2010	74,174	1.4%	1,281,746	1.8%	17.28	17.28
	312,335	5.8%	$5,765,240	8.3%	$18.46	$18.46
__________
(1)	Current rent per leased square foot represents current base rent, divided by total square footage under lease as of the same date.
(2)	Rent per leased square foot at expiration represents base rent including any future rent steps, and thus represents the base rent that will be in place at lease expiration.
(3)	Includes tenants leasing on a month-to-month basis.

Maguire Properties, Inc.
Supplemental Operating and Financial Data
Second Quarter 2009

Lease Expirations - MMO Joint Venture Portfolio

Year	Total Area in Square Feet Covered by Expiring Leases	Percentage of Aggregate Square Feet	Annualized Rent	Percentage of Total Annualized Rent	Current Rent per Square Foot (1)	Rent per Square Foot at Expiration (2)

Available	630,915	16.3%
2009	188,431	4.9%	$3,902,752	5.8%	$20.71	$20.78
2010	457,294	11.8%	9,605,082	14.3%	21.00	21.77
2011	336,872	8.7%	6,473,885	9.7%	19.22	20.83
2012	338,646	8.7%	7,161,316	10.7%	21.15	22.23
2013	230,716	6.0%	5,088,550	7.6%	22.06	25.47
2014	805,800	20.8%	16,073,494	24.0%	19.95	24.50
2015	141,274	3.6%	2,814,740	4.2%	19.92	23.38
2016	89,923	2.3%	1,667,249	2.5%	18.54	24.38
2017	1,164	0.0%	30,264	0.0%	26.00	30.00
2018	81,744	2.1%	1,684,240	2.5%	20.60	29.50
Thereafter	571,485	14.8%	12,532,722	18.7%	21.93	30.19
	3,874,264	100.0%	$67,034,294	100.0%	$20.67	$24.43

Leases Expiring in the Next 4 Quarters:

3rd Quarter 2009	53,237	1.4%	$1,160,898	1.7%	$21.81	$21.82
4th Quarter 2009 (3)	135,194	3.5%	2,741,854	4.1%	20.28	20.38
1st Quarter 2010	150,503	3.8%	2,157,570	3.2%	14.34	14.36
2nd Quarter 2010	19,017	0.5%	446,101	0.7%	23.46	24.20
	357,951	9.2%	$6,506,423	9.7%	$18.18	$18.27
__________
(1)	Current rent per leased square foot represents current base rent, divided by total square footage under lease as of the same date.
(2)	Rent per leased square foot at expiration represents base rent including any future rent steps, and thus represents the base rent that will be in place at lease expiration.
(3)	Includes tenants leasing on a month-to-month basis.

Maguire Properties, Inc.
Supplemental Operating and Financial Data
Second Quarter 2009

 Leasing Activity - Total Portfolio and Effective Portfolio

	Total Portfolio		Effective Portfolio (1)
	For the Three Months Ended June 30, 2009	% Leased	For the Three Months Ended June 30, 2009	% Leased

Leased Square Feet as of March 31, 2009	16,187,286	79.4%	13,593,224	78.7%
Disposition - 500-600 City Parkway	(122,768)		(122,768)
Disposition - 3161 Michelson	(330,113)		(330,113)
Revised Leased Square Feet	15,734,405	81.2%	13,140,343	80.7%
Expirations	(739,665)	(3.8)%	(550,506)	(3.4)%
New Leases	310,368	1.6%	282,670	1.7%
Renewals	331,742	1.6%	169,664	1.0%
Leased Square Feet as of June 30, 2009	15,636,850	80.6%	13,042,171	80.0%

Cash Rent Growth (2), (3)
Expiring Rate per Square Foot				$19.75
New / Renewed Rate per Square Foot				$18.05
Percentage Change				(8.6)%

GAAP Rent Growth (3), (4)
Expiring Rate per Square Foot				$17.49
New / Renewed Rate per Square Foot				$18.25
Percentage Change				4.4%

Weighted Average Lease Term - New (in months)				79
Weighted Average Lease Term - Renewal (in months)				58
__________
(1)	Includes 100% of our consolidated portfolio and 20% of our MMO joint venture properties.
(2)	Represents the difference between (i) initial market rents on new and renewed leases and (ii) the cash rents on those spaces immediately prior to the expiration or termination.
(3)	For newly acquired properties, cash and GAAP rent growth is excluded for spaces that expired prior to our ownership and were re-leased after acquisition.
Excludes new and renewed leases for spaces with more than twelve months of downtime and early renewals commencing after June 30, 2010.
(4)	Represents estimated cash rent growth adjusted for straight-line rents in accordance with GAAP.

Maguire Properties, Inc.
Supplemental Operating and Financial Data
Second Quarter 2009

 Leasing Activity - Los Angeles Central Business District

	Total Portfolio		Effective Portfolio (1)
	For the Three Months Ended June 30, 2009	% Leased	For the Three Months Ended June 30, 2009	% Leased

Leased Square Feet as of March 31, 2009, Los Angeles Central Business District	7,940,096	86.5%	7,326,754	87.4%
Expirations	(280,657)	(3.1)%	(280,463)	(3.4)%
New Leases	84,189	0.9%	82,183	1.0%
Renewals	47,122	0.5%	47,122	0.6%
Leased Square Feet as of June 30, 2009, Los Angeles Central Business District	7,790,750	84.8%	7,175,596	85.6%

Cash Rent Growth (2), (3)
Expiring Rate per Square Foot				$21.89
New / Renewed Rate per Square Foot				$20.44
Percentage Change				(6.6)%

GAAP Rent Growth (3), (4)
Expiring Rate per Square Foot				$19.31
New / Renewed Rate per Square Foot				$20.47
Percentage Change				6.0%

Weighted Average Lease Term - New (in months)				74
Weighted Average Lease Term - Renewal (in months)				65
__________
(1)	Includes 100% of our consolidated portfolio and 20% of our MMO joint venture properties.
(2)	Represents the difference between (i) initial market rents on new and renewed leases and (ii) the cash rents on those spaces immediately prior to the expiration or termination.
(3)	For newly acquired properties, cash and GAAP rent growth is excluded for spaces that expired prior to our ownership and were re-leased after acquisition.
Excludes new and renewed leases for spaces with more than twelve months of downtime and early renewals commencing after June 30, 2010.
(4)	Represents estimated cash rent growth adjusted for straight-line rents in accordance with GAAP.

Maguire Properties, Inc.
Supplemental Operating and Financial Data
Second Quarter 2009

Leasing Activity - Orange County

	Total Portfolio		Effective Portfolio (1)
	For the Three Months Ended June 30, 2009	% Leased	For the Three Months Ended June 30, 2009	% Leased

Leased Square Feet as of March 31, 2009, Orange County	4,425,633	62.5%	4,113,183	63.0%
Disposition - 500-600 City Parkway	(122,768)		(122,768)
Disposition - 3161 Michelson	(330,113)		(330,113)
Revised Leased Square Feet	3,972,752	65.3%	3,660,302	66.1%
Expirations	(187,380)	(3.1)%	(178,826)	(3.2)%
New Leases	214,063	3.5%	195,484	3.5%
Renewals	73,350	1.2%	73,350	1.3%
Leased Square Feet as of June 30, 2009, Orange County	4,072,785	66.9%	3,750,310	67.7%

Cash Rent Growth (2), (3)
Expiring Rate per Square Foot				$18.69
New / Renewed Rate per Square Foot				$13.88
Percentage Change				(25.7)%

GAAP Rent Growth (3), (4)
Expiring Rate per Square Foot				$16.16
New / Renewed Rate per Square Foot				$14.66
Percentage Change				(9.3)%

Weighted Average Lease Term - New (in months)				81
Weighted Average Lease Term - Renewal (in months)				53
___________
(1)	Includes 100% of our consolidated portfolio and 20% of our MMO joint venture properties.
(2)	Represents the difference between (i) initial market rents on new and renewed leases and (ii) the cash rents on those spaces immediately prior to the expiration or termination.
(3)	For newly acquired properties, cash and GAAP rent growth is excluded for spaces that expired prior to our ownership and were re-leased after acquisition.
Excludes new and renewed leases for spaces with more than twelve months of downtime and early renewals commencing after June 30, 2010.
(4)	Represents estimated cash rent growth adjusted for straight-line rents in accordance with GAAP.

Maguire Properties, Inc.
Supplemental Operating and Financial Data
Second Quarter 2009

Tenant Improvements and Leasing Commissions (1), (2)

	For the Three Months Ended		For the Year Ended December 31,
	June 30, 2009	March 31, 2009	2008	2007	2006
Renewals (3)
Number of Leases	26	25	130	152	74
Square Feet	143,204	146,677	664,524	881,406	824,516
Tenant Improvement Costs per Square Foot (4)	$10.44	$10.91	$13.95	$11.69	$29.22
Leasing Commission Costs per Square Foot	$5.28	$6.05	$5.53	$5.14	$8.18
Total Tenant Improvements and Leasing Commissions
Costs per Square Foot	$15.72	$16.96	$19.48	$16.83	$37.40
Costs per Square Foot per Year	$3.00	$3.12	$4.36	$3.41	$4.78

New / Modified Leases (5)
Number of Leases	31	23	163	141	147
Square Feet	281,409	116,771	1,115,055	893,634	1,015,192
Tenant Improvement Costs per Square Foot (4)	$14.47	$17.94	$41.97	$22.89	$20.93
Leasing Commission Costs per Square Foot	$6.20	$4.70	$10.11	$6.52	$6.34
Total Tenant Improvements and Leasing Commissions
Costs per Square Foot	$20.67	$22.64	$52.08	$29.41	$27.27
Costs per Square Foot per Year	$3.14	$5.20	$5.98	$5.00	$4.33

Total
Number of Leases	57	48	293	293	221
Square Feet	424,613	263,448	1,779,579	1,775,040	1,839,708
Tenant Improvement Costs per Square Foot (4)	$13.11	$14.02	$31.51	$17.33	$24.64
Leasing Commission Costs per Square Foot	$5.89	$5.45	$8.40	$5.84	$7.16
Total Tenant Improvements and Leasing Commissions
Costs per Square Foot	$19.00	$19.47	$39.91	$23.17	$31.80
Costs per Square Foot per Year	$3.10	$3.93	$5.60	$4.28	$4.55
__________
(1)	Based on leases executed during the period. Excludes leases to related parties, short-term leases less than six months, and leases for raw space.
(2)
Tenant improvements and leasing commission information for 2009, 2008 and 2007 reflects 100% of the consolidated portfolio and 20% of the MMO joint venture properties.
Information for 2006 reflects 100% of the consolidated portfolio and 100% of the MMO joint venture properties.

(3)	Does not include retained tenants that have relocated to new space or expanded into new space.
(4)	Tenant improvements include improvements and lease concessions.
(5)	Includes retained tenants that have relocated or expanded into new space and lease modifications.

Maguire Properties, Inc.
Supplemental Operating and Financial Data
Second Quarter 2009

Historical Capital Expenditures — Office Properties (1)

	For the Three Months Ended		For the Year Ended December 31,
	June 30, 2009	March 31, 2009	2008	2007	2006

Consolidated
Non-recoverable capital expenditures (2)	$922,650	$1,076,771	$10,571,743	$11,326,800	$2,454,126
Total square feet	14,996,814	15,452,055	15,498,637	16,051,311	11,625,028
Non-recoverable capital expenditures per square foot	$0.06	$0.07	$0.68	$0.71	$0.21
Unconsolidated
Non-recoverable capital expenditures (3)	$20,784	$197,799	$220,946	$50,406	$153,069
Total square feet (4)	709,546	682,614	635,670	624,674	622,561
Non-recoverable capital expenditures per square foot	$0.03	$0.29	$0.35	$0.08	$0.25

Consolidated
Recoverable capital expenditures (5)	$320,148	$89,670	$1,197,266	$2,857,483	$1,329,624
Total square feet	14,996,814	15,452,055	15,498,637	16,051,311	11,625,028
Recoverable capital expenditures per square foot	$0.02	$0.01	$0.08	$0.18	$0.11
Unconsolidated
Recoverable capital expenditures (3), (5)	$792	$17,128	$30,524	$5,779	$122,149
Total square feet (4)	709,546	682,614	635,670	624,674	622,561
Recoverable capital expenditures per square foot	$–	$0.03	$0.05	$0.01	$0.20
__________
(1)
Historical capital expenditures for each period shown reflect properties owned for the entire period. For properties acquired during each period, the capital expenditures will be reflected in the following full period of ownership. For properties sold during each period, the capital expenditures will be excluded for that period. Any capital expenditures incurred during the period of acquisition or disposition will be footnoted separately.

(2)
For 2008, excludes $6.4 million of non-recoverable capital expenditures as a result of discretionary renovation costs of $6.1 million at KPMG Tower and $0.3 million of planned renovation costs at Lantana Media Campus. For 2007, excludes $3.8 million of non-recoverable capital expenditures as a result of discretionary renovation costs of $1.9 million at KPMG Tower and $1.9 million of planned renovation costs at Lantana Media Campus. For 2006, excludes $0.5 million of non-recoverable capital expenditures incurred at acquired properties following their acquisition.

(3)	Amount represents our 20% ownership interest in our joint venture with Macquarie Office Trust.
(4)	The square footages of Cerritos Corporate Center Phases I and II are deducted from the total square feet amount as the tenants pay for all capital expenditures.
(5)
Recoverable capital improvements, such as equipment upgrades, are generally financed through capital leases. The annual amortization, based on each asset’s useful life, as well as any financing costs, are generally billed to tenants on an annual basis as payments are made.  The amounts presented represent the total value of the improvements in the year they are made.

Maguire Properties, Inc.
Supplemental Operating and Financial Data
Second Quarter 2009

 Hotel Performance and Hotel Historical Capital Expenditures

Hotel Performance

	For the Three Months Ended June 30,			For the Six Months Ended June 30,
			Percent
Westin Hotel, Pasadena, CA	2009	2008	Change	2009	2008
Occupancy	72.6%	86.9%	(16.4)%	69.8%	83.4%
Average daily rate	$155.69	$176.54	(11.8)%	$161.25	$178.15
Revenue per available room (REVPAR)	$113.05	$153.49	(26.3)%	$112.50	$148.58
Hotel net operating income	$1,667,515	$2,508,723	(33.5)%	$3,212,508	$4,884,711

Hotel Historical Capital Expenditures

	For the Three Months Ended June 30,		For the Year Ended December 31,
Westin Hotel, Pasadena, CA	2009	2008	2008	2007	2006
Hotel improvements and equipment replacements	$251,498	$110,703	$699,531	$712,955	$730,531
Total hotel revenue	$5,148,478	$6,986,098	$26,615,726	$27,214,156	$27,053,648
Hotel improvements as a percentage of hotel revenue	4.9%	1.6%	2.6%	2.6%	2.7%
Renovation and upgrade costs	$–	$–	$–	$–	$164,072

Maguire Properties, Inc.
Supplemental Operating and Financial Data
Second Quarter 2009

 Construction in Progress

			As of June 30, 2009
Property	Location	Percentage Pre-Leased	Land Value (1)	Construction Costs Incurred	Estimated Cost of Development (2)	Developed / Developable Square Feet (3)	Estimated Date of Completion
			(in millions)	(in millions)	(in millions)
Los Angeles County

207 Goode Avenue	Glendale, CA	0%	$14.8	$47.8	$64.5	189,000	2009
__________
(1)
Land value represents the total land cost attributable to the entire project and includes amounts capitalized for interest in excess of construction loan interest reserves and property taxes totaling approximately $3 million.

(2)	The estimated cost of development excludes land.
(3)	The developable square feet represents the office square footage that we estimate can be developed on the referenced property.

Maguire Properties, Inc.
Supplemental Operating and Financial Data
Second Quarter 2009

  Development Pipeline

		As of June 30, 2009
Property	Location	Developable Square Feet (1)	Structured Parking Square Feet	Type of Planned Development

Los Angeles County
755 South Figueroa	Los Angeles, CA	930,000	266,000	Office
Glendale Center - Phase II	Glendale, CA	264,000	158,000	Mixed Use
	Total Los Angeles County	1,194,000	424,000

Orange County

Stadium Tower II	Anaheim, CA	282,000	367,000	Office
Brea Financial Commons/Brea Corporate Place (2)	Brea, CA	550,000	784,000	Office, Mixed Use
Pacific Arts Plaza	Costa Mesa, CA	468,000	260,000	Office
		225,000		Residential (3)
Park Place	Irvine, CA	1,237,000	2,376,000	Office, Retail & Hotel
		1,048,000		Residential
2600 Michelson (4)	Irvine, CA	270,000	154,000	Office
500 Orange Center (5)	Orange, CA	900,000	960,000	Office
City Tower II (6)	Orange, CA	465,000	696,000	Office
	Total Orange County	5,445,000	5,597,000

San Diego
San Diego Tech Center (7), (8)	Sorrento Mesa, CA	1,320,000	1,674,000	Office
	Total San Diego County	1,320,000	1,674,000
	Total Portfolio	7,959,000	7,695,000

Maguire Properties, Inc.
Supplemental Operating and Financial Data
Second Quarter 2009

  Development Pipeline (continued)

__________
(1)	The developable square feet presented represents the office, retail, hotel and residential footages that we estimate can be developed on the referenced property.
(2)
The developable square feet presented represents management’s estimate of the development potential for the referenced property based on the allowed density under current zoning and capacity considerations for the site still under planning review.

(3)
The developable square feet presented represents management’s estimate of the development potential for the referenced property based on the construction of 180 residential units as contemplated under a Program EIR completed by the City of Costa Mesa for this and other surrounding properties.  This residential development would replace an existing 67,450 square foot office building at Pacific Arts Plaza.

(4)
The developable square feet presented represents management’s estimate of the development potential for the referenced property based on an allocation of excess trips reserved from our disposition of Inwood Park, which we have been in discussion with the City of Irvine over securing, and the potential utilization of excess trips from our other assets in the Irvine Business Complex (i.e., Park Place).

(5)
The developable square feet presented represents management’s estimate of the development potential for the referenced property based on the allowed density under current zoning.  Approximately 60,000 square feet of the estimated development potential will require the consolidation of an adjacent remnant parcel in cooperation with the City of Orange.

(6)
The developable square feet presented represents management’s estimate of the development potential for the referenced property based on the allowed density under a Conditional Use Permit obtained for the property in 2001, which has since expired.

(7)	Land held for development was not contributed to the MMO joint venture.
(8)	The third phase contemplates the demolition of 120,000 square feet of existing space.

Maguire Properties, Inc.
Supplemental Operating and Financial Data
Second Quarter 2009

Management Statements on Non-GAAP Supplemental Measures

Funds from Operations:

Fund from Operations, or FFO, is a widely recognized measure of REIT performance.  We calculate FFO as defined by the National Association of Real Estate Investment Trusts, or NAREIT.  FFO represents net income (loss) (as computed in accordance with accounting principles generally accepted in the United States of America, or GAAP), excluding gains from disposition of property (but including impairments and provisions for losses on property held for sale), plus real estate-related depreciation and amortization (including capitalized leasing costs and tenant allowances or improvements).  Adjustments for our unconsolidated joint venture are calculated to reflect FFO on the same basis.

Management uses FFO as a supplemental performance measure because, in excluding real estate-related depreciation and amortization and gains from property dispositions, it provides a performance measure that, when compared year over year, captures trends in occupancy rates, rental rates and operating costs.  We also believe that, as a widely recognized measure of the performance of REITs, FFO will be used by investors as a basis to compare our operating performance with that of other REITs.

However, because FFO excludes depreciation and amortization and captures neither the changes in the value of our properties that result from use or market conditions nor the level of capital expenditures and leasing commissions necessary to maintain the operating performance of our properties, all of which have real economic effect and could materially impact our results of operations, the utility of FFO as a measure of our performance is limited.  Other Equity REITs may not calculate FFO in accordance with the NAREIT definition and, accordingly, our FFO may not be comparable to such other Equity REITs’ FFO.  As a result, FFO should be considered only as a supplement to net income as a measure of our performance.  FFO should not be used as a measure of our liquidity, nor is it indicative of funds available to meet our cash needs, including our ability to pay dividends or make distributions.  FFO also should not be used as a supplement to or substitute for cash flows from operating activities (as computed in accordance with GAAP).

FFO before specified items:

Management also uses FFO before specified items as a supplemental performance measure because losses from early extinguishment of debt and the impairment of long-lived assets create significant earnings volatility which in turn results in less comparability between reporting periods and less predictability regarding future earnings potential.

Losses from early extinguishment of debt represent costs to extinguish debt prior to the stated maturity and the write off of unamortized loan costs on the date of extinguishment.  The decision to extinguish debt prior to its maturity generally results from (i) the assumption of debt in connection with property acquisitions that is priced or structured at less than desirable terms (for example, a variable interest rate instead of a fixed interest rate), (ii) short-term bridge financing obtained in connection with the acquisition of a property or portfolio of properties until such time as the company completes its long-term financing strategy, (iii) the early repayment of debt associated with properties disposed of, or (iv) the restructuring or replacement of property or corporate-level financing to accommodate property acquisitions.  Consequently, management views these losses as costs to complete the respective acquisition or disposition of properties.

Maguire Properties, Inc.
Supplemental Operating and Financial Data
Second Quarter 2009

Management Statements on Non-GAAP Supplemental Measures (continued)

FFO before specified items: (continued)

Impairment of long-lived assets represents non-cash charges taken to write down depreciable real estate assets to fair value estimated when events or changes in circumstances indicate that the carrying amount may not be recoverable.  Per the NAREIT definition of FFO, gains from property dispositions are excluded from the calculation of FFO; however, impairment losses are required to be included.  Management excludes both gains on disposal and impairment losses from the calculation of FFO before specified items because they both relate to the financial statement impact of decisions made to dispose of property, whether in the period of disposition or in advance of disposition.  These types of gains or losses create volatility in our earnings and make it difficult for investors to determine the funds generated by our ongoing business operations.

Additionally, during the second quarter of 2008, we have excluded from the calculation of FFO before specified items costs associated with our review of strategic alternatives and management changes, primarily contractual separation obligations for our former senior executives, and exit costs and tenant improvement writeoffs related to the 1733 Ocean lease.  These costs are associated with the Special Committee’s review of strategic alternatives, including the potential sale of our company, and the resulting management changes made after the Special Committee concluded its review.  Management views these costs as non-recurring and believes that including these costs in the calculation of FFO would make it difficult for investors to determine the funds generated by our ongoing business operations.

Adjusted Funds from Operations:

We calculate adjusted funds from operations, or AFFO, by adding to or subtracting from FFO (i) non-cash operating revenues and expenses, (ii) capitalized operating expenditures such as leasing and development payroll and interest expense, (iii) recurring and non-recurring capital expenditures required to maintain and re-tenant our properties, (iv) regular principal payments required to service our debt, and (v) 2nd generation tenant improvements and leasing commissions.  Management uses AFFO as a supplemental liquidity measure because, when compared year over year, it assesses our ability to fund our dividend and distribution requirements from our operating activities.  We also believe that, as a widely recognized measure of the liquidity of REITs, AFFO will be used by investors as a basis to assess our ability to fund dividend payments in comparison to other REITs.

However, because AFFO may exclude certain non-recurring capital expenditures and leasing costs, the utility of AFFO as a measure of our liquidity is limited.  Additionally, other Equity REITs may not calculate AFFO using the method we do.  As a result, our AFFO may not be comparable to such other Equity REITs’ AFFO.  AFFO should be considered only as a supplement to cash flows from operating activities (as computed in accordance with GAAP) as a measure of our liquidity.

Maguire Properties, Inc.
Supplemental Operating and Financial Data
Second Quarter 2009

Management Statements on Non-GAAP Supplemental Measures (continued)

EBITDA:

Management uses EBITDA as an indicator of our ability to incur and service debt.  We believe EBITDA is an appropriate supplemental measure for such purposes, because the amounts spent on interest are, by definition, available to pay interest, income tax expense is inversely correlated to interest expense because tax expense goes down as deductible interest expense goes up, and depreciation and amortization are non-cash charges.  In addition, we believe EBITDA is frequently used by securities analysts, investors and other interested parties in the evaluation of Equity REITs.  However, because EBITDA is calculated before recurring cash charges including interest expense and income taxes, and is not adjusted for capital expenditures or other recurring cash requirements of our business, its utility as a measure of our liquidity is limited.  Accordingly, EBITDA should not be considered an alternative to cash flows from operating activities (as computed in accordance with GAAP) as a measure of our liquidity.  EBITDA should not be considered as an alternative to net income as an indicator of our operating performance.  Other Equity REITs may calculate EBITDA differently than we do; accordingly, our EBITDA may not be comparable to such other Equity REITs’ EBITDA.

Adjusted EBITDA:

Management also uses Adjusted EBITDA as a supplemental performance measure because losses from early extinguishment of debt and the impairment of long-lived assets create significant earnings volatility which in turn results in less comparability between reporting periods and less predictability regarding future earnings potential.

Losses from early extinguishment of debt represent costs to extinguish debt prior to the stated maturity and the write off of unamortized loan costs on the date of extinguishment.  The decision to extinguish debt prior to its maturity generally results from (i) the assumption of debt in connection with property acquisitions that is priced or structured at less than desirable terms (for example, a variable interest rate instead of a fixed interest rate), (ii) short-term bridge financing obtained in connection with the acquisition of a property or portfolio of properties until such time as the company completes its long-term financing strategy, (iii) the early repayment of debt associated with properties disposed of, or (iv) the restructuring or replacement of property or corporate-level financing to accommodate property acquisitions.  Consequently, management views these losses as costs to complete the respective acquisition or disposition of properties.

Impairment of long-lived assets represents non-cash charges taken to write down depreciable real estate assets to fair value estimated when events or changes in circumstances indicate that the carrying amount may not be recoverable.  Management excludes both gains on disposal and impairment losses from the calculation of Adjusted EBITDA because they both relate to the financial statement impact of decisions made to dispose of property, whether in the period of disposition or in advance of disposition.  These types of gains or losses create volatility in our earnings and make it difficult for investors to determine the earnings generated by our ongoing business operations.

Maguire Properties, Inc.
Supplemental Operating and Financial Data
Second Quarter 2009

Management Statements on Non-GAAP Supplemental Measures (continued)

Adjusted EBITDA: (continued)

Additionally, during the second quarter of 2008, we have excluded from the calculation of Adjusted EBITDA costs associated with our review of strategic alternatives and management changes, primarily contractual separation obligations for our former senior executives, and exit costs and tenant improvement writeoffs related to the 1733 Ocean lease.  These costs are associated with the Special Committee’s review of strategic alternatives, including the potential sale of our company, and the resulting management changes made after the Special Committee concluded its review.  Management views these costs as non-recurring and believes that including these costs in the calculation of EBITDA would make it difficult for investors to determine the earnings generated by our ongoing business operations.

Coverage Ratios:

We present interest and fixed charge coverage ratios as supplemental liquidity measures.  Management uses these ratios as indicators of our financial flexibility to service current interest expense and debt amortization from current cash net operating income.  In addition, we believe that these coverage ratios represent common metrics used by securities analysts, investors and other interested parties to evaluate our ability to service fixed cash payments.  However, because these ratios are derived from EBITDA, their utility is limited by the same factors that limit the usefulness of EBITDA as a liquidity measure.  Accordingly, our interest coverage ratio should not be considered as an alternative to cash flows from operating activities (as computed in accordance with GAAP) as a measure of our liquidity.